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                   CREDIT AGREEMENT

                       between

       SUPERIOR NATIONAL INSURANCE GROUP, INC.

                         and

       THE CHASE MANHATTAN BANK, LONDON BRANCH

            -----------------------------

            Dated as of November 12, 1996

            -----------------------------



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  TABLE OF CONTENTS


                                                                            Page


SECTION 1.  Amount and Terms of Credit....................................  1
  1.01      Commitments...................................................  1
  1.02      Notice of Borrowing...........................................  2
  1.03      Disbursement of Funds.........................................  2
  1.04      Notes.........................................................  2
  1.05      Interest......................................................  3
  1.06      Compensation..................................................  3

SECTION 2.  Fees; Commitments.............................................  3
  2.01      Fees..........................................................  3
  2.02      Voluntary Reduction of Commitments............................  4
  2.03      Mandatory Termination of Commitments..........................  4

SECTION 3.  Payments......................................................  4
  3.01      Voluntary Prepayments.........................................  4
  3.02      Mandatory Repayments..........................................  4
  3.03      Method and Place of Payment...................................  5
  3.04      Net Payments..................................................  5

SECTION 4.  Conditions Precedent..........................................  6
  4.01      Effectiveness; Notes..........................................  6
  4.02      No Default; Representations and Warranties....................  6
  4.03      Officer's Certificate.........................................  6
  4.04      Opinions of Counsel...........................................  6
  4.05      Corporate Proceedings.........................................  6
  4.06      Litigation....................................................  7
  4.07      Transfer of Reinsurance Receivables...........................  7
  4.08      Security Agreement............................................  7
  4.09      Put Agreement.................................................  8
  4.10      Asset Transfer Agreement......................................  8
  4.11      Approvals.....................................................  8
  4.12      Payment of Fees...............................................  9
  4.13      Notice of Borrowing...........................................  9
  4.14      Centre Re Letter..............................................  9
  4.15      Subordinated Loan Agreement...................................  9
  4.16      Bank Certificate..............................................  9

SECTION 5.  Representations, Warranties and


                         (i)

              Agreements..................................................  9
  5.01      Corporate Status.............................................. 10
  5.02      Corporate Power and Authority................................. 10
  5.03      No Violation.................................................. 10
  5.04      Litigation.................................................... 11
  5.05      Use of Proceeds............................................... 11
  5.06      Governmental Approvals........................................ 11
  5.07      Investment Company Act........................................ 11
  5.08      Public Utility Holding Company Act............................ 11
  5.09      True and Complete Disclosure.................................. 12
  5.10      Financial Statements; Financial Condition; Undisclosed
              Liabilities; etc............................................ 12
  5.11      Security Interests............................................ 12
  5.12      Subsidiaries.................................................. 12
  5.13      Compliance with Statutes, etc................................. 13

SECTION 6.  Affirmative Covenants......................................... 13
  6.01      Information Covenants......................................... 13
  6.02      Books, Records and Inspections................................ 15
  6.03      Corporate Franchises.......................................... 15
  6.04      Compliance with Statutes, etc................................. 15

SECTION 7.  Negative Covenants............................................ 16
  7.01      Consolidation, Merger, Sale or Purchase of Assets, etc........ 16
  7.02      Liens......................................................... 16
  7.03      Modifications of Agreements, etc.............................. 16

SECTION 8.  Events of Default............................................. 16
  8.01      Payments...................................................... 17
  8.02      Representations, etc.......................................... 17
  8.03      Covenants..................................................... 17
  8.04      Bankruptcy, etc............................................... 17
  8.05      Security Agreement............................................ 17
  8.06      Put Agreement................................................. 18
  8.07      Put Guaranty.................................................. 18
  8.08      Asset Transfer................................................ 18
  8.09      Ownership..................................................... 18

SECTION 9.  Definitions................................................... 19

SECTION 10. The Collateral Agent.......................................... 25
  10.01     Appointment................................................... 25
  10.02     Delegation of Duties.......................................... 25
  10.03     Exculpatory Provisions........................................ 26
  10.04     Reliance by Collateral Agent.................................. 26


                         (ii)

  10.05     Notice of Default............................................. 27
  10.06     Non-Reliance on Collateral Agent.............................. 27
  10.07     Indemnification............................................... 28
  10.08     Collateral Agent in Its Individual
              Capacity.................................................... 29
  10.09     Resignation of the Collateral Agent; Successor
              Collateral Agent............................................ 29

SECTION 11. Miscellaneous................................................. 29
  11.01     Payment of Expenses, etc...................................... 29
  11.02     Right of Setoff............................................... 30
  11.03     Notices....................................................... 30
  11.04     Benefit of Agreement.......................................... 31
  11.05     No Waiver; Remedies Cumulative................................ 32
  11.06     Calculations; Computations.................................... 32
  11.07     Governing Law; Submission to
              Jurisdiction; Venue......................................... 33
  11.08     Counterparts.................................................. 34
  11.09     Effectiveness................................................. 34
  11.10     Headings Descriptive.......................................... 34
  11.11     Amendment or Waiver........................................... 34
  11.12     Survival...................................................... 34
  11.13     Confidentiality............................................... 34
  11.14     Waiver of Jury Trial.......................................... 35
  11.15     Subordinated Loan Agreement................................... 35
  11.16     Transfer Restrictions......................................... 35


ANNEX I     --   List of Banks and Commitments
ANNEX II    --   Bank Addresses


EXHIBIT A   --   Form of Notice of Borrowing
EXHIBIT B-1 --   Form of A Note
EXHIBIT B-2 --   Form of B Note
EXHIBIT C-1 --   Form of Opinion of Counsel to Borrower
EXHIBIT C-2 --   Form of Opinion of in-house Counsel to Borrower
EXHIBIT C-3 --   Form of Opinion of outside Counsel to Centre Re
EXHIBIT C-4 --   Form of Opinion of in-house Counsel to Centre Re
EXHIBIT D   --   Form of Officers' Certificate
EXHIBIT E   --   Form of Security Agreement
EXHIBIT F-1 --   Form of Put Agreement
EXHIBIT F-2 --   Form of Put Guaranty


                        (iii)

EXHIBIT G   --   Form of Asset Transfer Agreement
EXHIBIT H   --   Form of Assignment and Assumption
                   Agreement
EXHIBIT I   --   Form of Centre Re Letter
EXHIBIT J   --   Form of Certification of Non-U.S. Ownership


                         (iv)

       CREDIT AGREEMENT, dated as of November 12, 1996, between SUPERIOR NATIONAL INSURANCE GROUP, INC. a California corporation (the "Borrower"), THE CHASE MANHATTAN BANK, LONDON BRANCH (together with its successors and assigns pursuant to Section 11.04(b), the "Bank") and THE CHASE MANHATTAN BANK, as Collateral Agent (together with any successor collateral agent pursuant to Section 10.09, the "Collateral Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 9 are used herein as so defined.


                W I T N E S S E T H :


       WHEREAS, subject to and upon the terms and conditions set forth herein, the Bank is willing to make available to the Borrower the credit facilities provided for herein.


       NOW, THEREFORE, IT IS AGREED:

       SECTION 1.     AMOUNT AND TERMS OF CREDIT.

       1.01 COMMITMENTS. Subject to and upon the terms and conditions herein set forth, the Bank agrees to make the following loans (each a "Loan" and, collectively, the "Loans") to the Borrower, which Loans shall be drawn under the A Loan Facility and the B Loan Facility, as set forth below:

       (a) The Loan under the A Loan Facility (the "A Loan") (i) shall be made pursuant to a single drawing, which shall be on the Closing Date and
     (ii) shall not exceed for at the time of incurrence thereof that aggregate amount which equals the A Loan Commitment of the Bank at such time. Once repaid, the A Loan may not be reborrowed.

       (b) The Loan under the B Loan Facility (the "B Loan") (i) shall be made pursuant to a single drawing, which shall be on the Closing Date and
     (ii) shall not exceed for at the time of incurrence thereof that aggregate amount which equals the B Loan Commitment of the Bank at such time. Once repaid, B Loans may not be reborrowed.

       1.02 NOTICE OF BORROWING. (a) In connection with its incurrence of Loans on the Closing Date, the Borrower shall give the Bank at its Notice Office, prior to 12:00 Noon (New York time), at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing). Such notice (the "Notice of Borrowing") shall be irrevocable, and, in the case of a written notice and a confirmation of telephonic notice, shall be in the form of Exhibit A hereto, appropriately completed to specify (i) the Facility pursuant to which each Borrowing is to be made, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing and (iii) the date of such Borrowing (which shall be a Business Day).

       (b) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Bank may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice, believed by the Bank in good faith to be from an Authorized Officer of the Borrower. In each such case the Borrower hereby waives the right to dispute the Bank's record of the terms of any such telephonic notice.

       1.03 DISBURSEMENT OF FUNDS. Subject to the terms and conditions herein set forth, no later than 11:00 A.M. (New York time) on the Closing Date, the Bank will make available to the Borrower each Borrowing requested to be made on such date in U.S. dollars and immediately available funds by transferring such amount to the Borrower as the Borrower shall direct.

       1.04 NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, all the Loans made to it shall be evidenced (i) if the A Loan, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (the "A Note") and (ii) if the B Loan, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (the "B Note").

       (b) The A Note issued to the Bank shall (i) be executed by the Borrower, (ii) be in bearer form, (iii) be payable to the order of the Bearer and be dated the Closing Date, (iv) be payable in accordance with Sections 3.02(a) and 3.03, (v) mature on the A Maturity Date and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

       (c) The B Note issued to the Bank shall (i) be executed by the Borrower, (ii) be in bearer form, (iii) be payable to the order of the Bearer and be dated the Closing Date, (iv) be payable in accordance with Sections 3.02(b) and 3.03, (v) mature on the B Maturity Date and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

       (d) The Bank will record on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby and the interest in respect thereof. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans or interest.

       1.05 INTEREST. (a) Overdue amounts payable under Section 3.02 shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus 2%, which interest shall be payable on demand.

       (b) All computations of interest hereunder shall be made in accordance with Section 11.06(b).

       1.06 COMPENSATION. The Borrower shall compensate the Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by the Bank to fund the Loans but excluding any loss of anticipated profit with respect to the Loans) which the Bank may sustain if for any reason (other than a default by the
Bank) a Borrowing of Loans does not occur on a date specified therefor in a Notice of Borrowing.

       SECTION 2.     FEES; COMMITMENTS.

       2.01 FEES. (a) The Borrower shall pay to the Bank, for the account of the Bank, when and as due, such fees as have been, or are from time to time, separately agreed upon between the Borrower and the Bank. All such fees shall be payable as the Bank shall direct, provided that in any event such fees shall be payable outside the United States of America and its possessions.

       (b) The total amount of all fees, charges, costs and expenses of any kind payable by the Borrower to the Bank in connection with this Agreement and the other Credit Documents on the Closing Date is $986,049.47.

       2.02 VOLUNTARY REDUCTION OF COMMITMENTS. Upon at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) given by the Borrower prior to the Closing Date to the Bank at its Notice Office, the Borrower shall have the right, without premium or penalty, to terminate, in whole but not in part, the Total Commitment.

       2.03 MANDATORY TERMINATION OF COMMITMENTS. (a) The Total Commitment shall be terminated at 5:00 p.m. (New York time) on the Expiration Date unless the Closing Date has occurred on or before such date.

       (b) The Total Commitment shall be terminated on the Closing Date, after giving effect to the incurrence of Loans on such date.

       SECTION 3.     PAYMENTS.

       3.01 VOLUNTARY PREPAYMENTS. The Borrower shall have the right in its sole and absolute discretion to prepay the Loans, in whole but not in part, from time to time on the following terms and conditions: (i) the Borrower shall give the Bank at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans in whole, which notice shall be given by the Borrower no later than 12:00 Noon (New York time) five Business Days prior to the date of such prepayment; and (ii) the amount owing by the Borrower in respect of such prepayment shall be equal to the aggregate principal amount of the Loans plus interest accrued and unpaid on such principal amount to the date of such prepayment, plus the market value of the Interest Rate Agreement (if any) entered into by the Bank in respect of the Loans, if the Bank is "out-of-the-money" in respect of such Interest Rate Agreement at the time of such prepayment (or minus the market value of any such Interest Rate Agreement if the Bank is "in-the- money" in respect of such Interest Rate Agreement at the time of such prepayment).

       3.02 MANDATORY REPAYMENTS. (a) On each date set forth below (each an "A Loan Repayment Date"), the Borrower shall be required to make principal and interest payments in respect of the A Loans in the amounts which are set forth opposite such date:


                                                                     Aggregate
   Repayment Date              Principal          Interest            Payment
   --------------              ---------          --------           ---------
   January 15, 1997          $2,969,460          $   30,540         $ 3,000,000
   April 15, 1997            $2,925,658          $   74,342         $ 3,000,000
   July 15, 1997             $2,881,787          $  118,213         $ 3,000,000
   October 15, 1997          $2,837,440          $  162,560         $ 3,000,000
   January 15, 1998          $2,792,987          $  207,013         $ 3,000,000
   April 15, 1998            $9,164,443          $  835,557         $10,000,000
   July 15, 1998             $9,017,949          $  982,053         $10,000,000
   October 15, 1998          $8,870,155          $1,129,845         $10,000,000
   January 15, 1999          $8,723,208          $1,276,792         $10,000,000
   April 15, 1999            $6,006,274          $  993,726         $ 7,000,000
   July 15, 1999             $5,906,536          $1,093,464         $ 7,000,000
   October 15, 1999          $5,806,704          $1,193,296         $ 7,000,000
   January 15, 2000          $5,704,649          $1,295,351         $ 7,000,000
   April 15, 2000            $4,111,425          $1,019,575         $ 5,131,000
   July 15, 2000             $4,041,644          $1,089,356         $ 5,131,000
   October 15, 2000          $3,972,623          $1,158,377         $ 5,131,000




      (b) On each date set forth below (each a "B Loan Repayment Date"), the Borrower shall be required to make principal and interest payments in respect of the B Loans in the amounts which are set forth opposite such date:



                                                                      Aggregate
   Repayment Date             Principal            Interest            Payment
   --------------             ---------            --------           ---------
   July 15, 2004             $4,267,953          $2,924,160          $7,192,113
   October 15, 2004          $4,190,959          $3,001,154          $7,192,113



      3.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement and the Notes shall be made to the Bearer not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Bearer's Payment Office. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the next preceding Business Day.

      3.04 NET PAYMENTS. All payments required to be made by the Borrower hereunder will be made without setoff or counterclaim.

      SECTION 4. CONDITIONS PRECEDENT. The obligation of the Bank to make Loans to the Borrower hereunder is subject, at the time of the making of such Loans, to the satisfaction of the following conditions:

      4.01 EFFECTIVENESS; NOTES. This Agreement shall have become effective as provided in Section 11.09 and there shall have been delivered to the Bank the appropriate Notes executed by the Borrower in the amount, maturity and as otherwise provided herein.

      4.02 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of the making of the Loans and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

      4.03 OFFICER'S CERTIFICATE. On the Closing Date, the Bank shall have received a certificate dated such date, signed by an appropriate officer of the Borrower, stating that all of the applicable conditions set forth in Sections
4.02 and 4.06 exist as of such date.

      4.04 OPINIONS OF COUNSEL. On the Closing Date, the Bank shall have received an opinion, or opinions, in form and substance reasonably satisfactory to the Bank, addressed to the Bank and dated the Closing Date, from (i) Lewis, D'Amato, Brisbois & Bisgaard LLP, counsel to the Borrower and SNIC, which opinion shall cover the matters contained in Exhibit C-1 hereto, (ii) from Robert Nagle, in-house counsel to the Borrower, which opinion shall cover the matters contained in Exhibit C-2 hereto, (iii) Appleby, Spurling & Kempe, counsel to Centre Re and Centre Re (Bermuda), which opinion shall cover the matters contained in Exhibit C-3 hereto and (iv) Joseph Magnano, in-house counsel to Zurich Centre Resource Limited, an affiliate of Centre Re and Centre Re (Bermuda), which opinion shall cover the matters contained in Exhibit C-4 hereto.

      4.05 CORPORATE PROCEEDINGS. (a) On the Closing Date, the Bank shall have received a certificate from each Credit Party, dated the Closing Date, signed by the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit D hereto with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws and resolutions of such Credit Party and the other documents referred to in such certificate, and the foregoing shall be reasonably satisfactory to the Bank.

      (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Bank, and the Bank shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings and governmental approvals, if any, which the Bank reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

      4.06 LITIGATION. On the Closing Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to this Agreement or any other Credit Document or the transactions contemplated herein or therein, or
(b) which in the judgment of the Bank could reasonably be expected to have a Material Adverse Effect.

      4.07 TRANSFER OF REINSURANCE RECEIVABLES. On or prior to the Closing Date, SNIC shall have transferred to the Borrower all of the Reinsurance Receivables in a manner and pursuant to documentation satisfactory in form and substance to the Bank.

      4.08 SECURITY AGREEMENT.  On or prior to the Closing Date, the
Borrower shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit E hereto (the "Security Agreement") covering all the Borrower's present and future Collateral, together with:

      (a) acknowledgment copies of proper financing statements (Form UCC-1) duly filed under the UCC of each jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

      (b) certified copies of requests for information or copies (Form UCC-11), or equivalent reports, listing the financing statements referred to in clause (a) above and all other effective financing statements that name the Borrower as debtor and that are filed in the jurisdictions referred to in said clause
    (a), together with copies of such other financing statements (none of which shall cover the Collateral);

      (c) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement; and

      (d) evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

      4.09 PUT AGREEMENT. On or prior to the Closing Date, (i) Centre Re shall have duly authorized, executed and delivered the Put Agreement in the form of Exhibit F-1 hereto (the "Put Agreement"), and the Put Agreement shall be in full force and effect, and the Borrower and SNIC shall have executed the Put Agreement, consenting to the terms thereof and (ii) Centre Re (Bermuda) shall have duly authorized, executed and delivered the Put Guaranty in the form of Exhibit F-2 hereto (the "Put Guaranty"), thereby guaranteeing the obligations of Centre Re under the Put Agreement, and the Put Guaranty shall be in full force and effect.

      4.10 ASSET TRANSFER AGREEMENT. On or prior to the Closing Date, the Borrower, SNIC, Centre Re, the Bank and the Collateral Agent shall have duly authorized, executed and delivered the Asset Transfer Agreement in the form of Exhibit G hereto (the "Asset Transfer Agreement").

      4.11 APPROVALS. On the Closing Date, all necessary and material governmental and third party approvals and filings in connection with the transactions contemplated by this Agreement and the other Credit Documents and otherwise referred to herein or therein (including, without limitation, the written approval of the Insurance Department of the State of California) shall have been obtained and remain in full force and effect or (in the case of filings) shall have been made, and all applicable waiting periods shall have expired, in each case without any action being taken by any competent authority which restrains, prevents or imposes, in the judgment of the Bank, materially adverse conditions upon the consummation of any such agreement or transaction.

      4.12 PAYMENT OF FEES. On the Closing Date, all fees, charges, costs and expenses set forth in Section 2.01(b) shall have been paid.

      4.13 NOTICE OF BORROWING. The Bank shall have received a Notice of Borrowing satisfying the requirements of Section 1.02 with respect to all Borrowings of Loans on the Closing Date.

      4.14 CENTRE RE LETTER. On the Closing Date, Centre Re shall have delivered a letter to the Borrower in the form of Exhibit I.

      4.15 SUBORDINATED LOAN AGREEMENT. The Subordinated Loan Agreement shall have been amended, or certain provisions thereof waived, in a manner satisfactory to the Bank to permit the transactions contemplated by this Agreement and the other Credit Documents.

      4.16 BANK CERTIFICATE. On the Closing Date, the Bank shall have delivered to the Borrower a Certificate in the form of Exhibit J.

      The acceptance of the benefits of the Loans on the Closing Date shall constitute a representation and warranty by the Borrower to the Bank that all of the conditions specified above exist or have been satisfied as of such date.
All of the certificates, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Bank at its Notice Office and shall be reasonably satisfactory in form and substance to the Bank.

      SECTION 5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Bank to enter into this Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Bank, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the making of the Loans being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct in all material respects on and as of the date of the making of the Loans (after giving effect to the consummation of the transactions contemplated herein and in the other Credit Documents on such date) unless such representation and warranty expressly indicates that it is being made as of any specific date in which case such representation and warranty shall be true and correct in all material respects as of such specified date):

      5.01 CORPORATE STATUS. Each of the Borrower and SNIC (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

      5.02 CORPORATE POWER AND AUTHORITY. Each of the Borrower and SNIC has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each of the Borrower and SNIC has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of the Borrower and/or SNIC, as the case may be, enforceable in accordance with its terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

      5.03 NO VIOLATION. Neither the execution, delivery and performance by the Borrower or SNIC of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Agreement) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or SNIC pursuant to the terms of, any indenture, mortgage, deed of trust, material agreement or other material instrument to which the Borrower or SNIC is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the charter or By-Laws of the Borrower or SNIC.

      5.04 LITIGATION. There are no actions, suits or proceedings pending or, to the Borrower's knowledge threatened, with respect to the Borrower or SNIC that could reasonably be expected to have a Material Adverse Effect.

      5.05 USE OF PROCEEDS. (a)  The proceeds of all Loans shall be utilized
(i) to purchase Reinsurance Receivables under the Reinsurance Agreement from SNIC, (ii) to pay certain fees and expenses relating thereto and (iii) for other corporate purposes of the Borrower.

      (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

      5.06 GOVERNMENTAL APPROVALS. Except for the approval of the Insurance Department of the State of California referred to in Section 4.11 (which has been obtained and remains in full force and effect), no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

      5.07 INVESTMENT COMPANY ACT. Neither the Borrower nor SNIC is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      5.08 PUBLIC UTILITY HOLDING COMPANY ACT.  Neither the Borrower nor
SNIC is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      5.09 TRUE AND COMPLETE DISCLOSURE. There is no fact known to the Borrower which could reasonably be expected to have a Material Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished to the Bank for use in connection with the transactions contemplated hereby.

      5.10 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED
LIABILITIES; ETC. The consolidated and consolidating statements of financial condition of the Borrower and its Consolidated Subsidiaries at December 31, 1995 and June 30, 1996, and the related consolidated and consolidating statements of income and retained earnings and changes in financial position of the Borrower and its Consolidated Subsidiaries for the fiscal year or 6-month period, as the case may be, ended on such date and heretofore furnished to the Bank present fairly the consolidated and consolidating financial condition of the Borrower and its Consolidated Subsidiaries at the date of such statements of financial condition and the consolidated and consolidating results of the operations of the Borrower and its Consolidated Subsidiaries for such fiscal year or 6-month period, as the case may be. All such financial statements have been prepared in accordance with GAAP except for, with respect to the financial statements for the 6-month period ended on June 30, 1996, normal year-end audit adjustments. Since December 31, 1995, there has been no material adverse change in the business, operations or financial condition of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

      5.11 SECURITY INTERESTS. On and after the Closing Date, the Security Agreement creates, as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral, superior to and prior to the rights of all third persons and subject to no other Liens, in favor of the Collateral Agent for the benefit of the Bank. At all times on or after the Closing Date, the Borrower has good and marketable title to all Collateral free and clear of all Liens (except as created pursuant to the Security Agreement). No filings or recordings are required in order to perfect the security interests created under the Security Agreement except for filings or recordings which shall have been made, or provided for, upon or prior to the Closing Date.

      5.12 SUBSIDIARIES. SNIC is the sole Material Subsidiary of the Borrower existing on the Closing Date. SNIC is a Wholly-Owned Subsidiary of the Borrower.

      5.13 COMPLIANCE WITH STATUTES, ETC. Each of the Borrower and SNIC is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as would not, in the aggregate, have a Material Adverse Effect.

      SECTION 6. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees that on the Closing Date and thereafter, for so long as this Agreement is in effect and until the Loans, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

      6.01 INFORMATION COVENANTS.  The Borrower will furnish to the Bank:

      (a) ANNUAL FINANCIAL STATEMENTS. (i) As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholder's equity and of cash flows for such fiscal year, examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower or any of its Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of each of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

      (ii) As soon as available and in any event within 120 days after the close of each fiscal year of SNIC, the Annual Statement of SNIC and its Subsidiaries (prepared in accordance with SAP) for such fiscal year and as filed with the Insurance Department of the State of California, together with the opinion thereon of the Chief Financial Officer or other Authorized Officer of SNIC, stating that such Annual Statement presents the financial condition and results of operations of SNIC, in accordance with SAP.

      (b) QUARTERLY FINANCIAL STATEMENTS. (i) As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated balance sheet of each of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of income, of stockholders' equity and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, setting forth comparative figures for the related periods in the prior fiscal year, and all of which shall be certified by the Chief Financial Officer or other Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

      (ii) As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of SNIC, quarterly financial statements of SNIC and its Subsidiaries (prepared in accordance with SAP) for such fiscal period and as filed with the Insurance Department of the State of California, together with the opinion thereon of the Chief Financial Officer or other Authorized Officer of SNIC, stating that such financial statements present the financial condition and results of operations of SNIC, in accordance with SAP.

      (c) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Sections 6.01(a)(i) and (b)(i), a certificate of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof.

      (d) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within three Business Days after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto.

      (e) AUDITORS' REPORTS. Promptly upon receipt thereof, a copy of each other report or "management letter" submitted to the Borrower or SNIC or any of their respective Subsidiaries by their independent accountants or independent actuaries in connection with any annual, interim or special audit made by them of the books of the Borrower or SNIC or any of their respective Subsidiaries.

      (f) OTHER INFORMATION. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the Borrower or SNIC or any of their respective Subsidiaries (other than any registration statement on Form S-8) and copies of all financial statements, proxy statements, notices and reports as the Borrower or SNIC or any of their respective Subsidiaries shall send to analysts or the holders of their capital stock in their capacity as such holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Bank may reasonably request from time to time.

      6.02 BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of its Material Subsidiaries to, permit, upon at least two Business Days' notice to the Chief Financial Officer or any other Authorized Officer of the Borrower, officers and designated representatives of the Bank to visit and inspect any of the properties or assets of the Borrower and any of its Material Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Material Subsidiary has the right to do so to the extent in the possession of another Person), and to examine the books of account of the Borrower and any of its Material Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Material Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Agent or the Required Banks may request.

      6.03 CORPORATE FRANCHISES. The Borrower will do, and will cause each Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority; PROVIDED that any transaction permitted by Section 7.01 will not constitute a breach of this Section 6.03.

      6.04 COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each Material Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than those the non-compliance with which would not have a Material Adverse Effect.

      SECTION 7. NEGATIVE COVENANTS. The Borrower hereby covenants and agrees that on the Closing Date and thereafter, for so long as this Agreement is in effect and until the Loans together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

      7.01 CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC. The Borrower will not, and will not permit any Material Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, sell or otherwise dispose of all or substantially all of its property or assets, or any property or asset which is material to the business of the Borrower or such Material Subsidiary (but excluding any sale or disposition of property or assets in the ordinary course of business).

      7.02 LIENS. The Borrower will not, and will not permit SNIC to, create, incur, assume or suffer to exist any Lien upon or with respect to the Collateral or any Reinsurance Receivables.

      7.03 MODIFICATIONS OF AGREEMENTS, ETC. The Borrower will not, and will not permit any Material Subsidiary to, amend, modify or change in any manner (i) which could reasonably be expected to have a Material Adverse Effect the Certificate of Incorporation (including, without limitation, by the filing of any certificate of designation) or By-Laws of the Borrower or such Material Subsidiary or any other agreement entered into by the Borrower or such Material Subsidiary with respect to its capital stock, or enter into any new agreement with respect to the capital stock of the Borrower or such Material Subsidiary which could reasonably be expected to have a Material Adverse Effect or (ii) the Reinsurance Agreement.

      SECTION 8. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

      8.01 PAYMENTS. The Borrower shall (i) default, and such default shall continue for one or more Business Days, in the payment when due of any amount payable pursuant to Section 3.02 or (ii) default, and such default shall continue for five or more Business Days, in the payment when due of any Fees or any other amounts owing hereunder or under any other Credit Document; or

      8.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made or deemed made by the Borrower or any of its Subsidiaries herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

      8.03 COVENANTS. The Borrower shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 8.01, 8.02 or clause (a) of this Section 8.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the Borrower by the Bank; or

      8.04 BANKRUPTCY, ETC. The Borrower or SNIC shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or SNIC and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or SNIC; or the Borrower or SNIC commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or SNIC; or

      8.05 SECURITY AGREEMENT. The Security Agreement shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a first priority perfected security interest in, and Lien on, all of the Collateral subject thereto, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons and subject to no other Liens), or the Borrower or any other pledgor thereunder shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Security Agreement; or

      8.06 PUT AGREEMENT. Except with the prior written consent of the Bank, the Put Agreement shall cease to be in full force and effect, or Centre Re shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Put Agreement; or

      8.07 PUT GUARANTY. Except with the prior written consent of the Bank, the Put Guaranty shall cease to be in full force and effect, or Centre Re (Bermuda) shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Put Guaranty; or

      8.08 ASSET TRANSFER AGREEMENT. The Asset Transfer Agreement shall cease to be in full force and effect, or any of the parties thereto shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Asset Transfer Agreement; or

      8.09 OWNERSHIP. The Borrower shall cease to own, directly, 100% of the capital stock of SNIC;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Bank may, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Bank to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (PROVIDED that if an Event of Default specified in Section 8.04 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):
(i) declare the Total Commitment terminated, whereupon the A Loan Commitment and the B Loan Commitment of the Bank shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest, together with the loss (if any) incurred by the Bank in terminating the Interest Rate Agreement (if any) entered into by the Bank in respect of the Loans, in respect of all Loans and all Obligations owing hereunder and under the other Credit Documents to be, whereupon the same shall become, forthwith due and payable by the Borrower without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and/or (iii) direct the Collateral Agent to enforce any or all of the Liens and security interests created pursuant to the Security Agreement.

      SECTION 9. DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

      "A Loan" shall have the meaning provided in Section 1.01(a).

      "A Loan Commitment" shall mean the amount set forth in Annex I hereto directly below the column entitled "A Loan Commitment," as the same may be reduced or terminated pursuant to Sections 2.02, 2.03 and/or 8.

      "A Loan Facility" shall mean the Facility evidenced by the A Loan Commitment.

      "A Loan Repayment Date" shall have the meaning provided in Section
3.02(a).

      "A Maturity Date" shall mean October 15, 2000.

      "A Note" shall have the meaning provided in Section 1.04(a).

      "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

      "Asset Transfer Agreement" shall have the meaning provided in Section
4.10.

      "Authorized Officer" shall mean any senior officer of the Borrower designated as such in writing by the Borrower to, and found acceptable by, the Agent.

      "B Loan" shall have the meaning provided in Section 1.01(b).

      "B Loan Commitment" shall mean the amount set forth in Annex I hereto directly below the column entitled "B Loan Commitment," as the same may be reduced or terminated pursuant to Sections 2.02, 2.03 and/or 8.

      "B Loan Facility" shall mean the Facility evidenced by the B Loan Commitment.

      "B Loan Repayment Date" shall have the meaning provided in Section
3.02(b).

      "B Maturity Date" shall mean October 15, 2004.

      "B Note" shall have the meaning provided in Section 1.04(a).

      "Bank" shall have the meaning provided in the first paragraph of this Agreement.

      "Bankruptcy Code" shall have the meaning provided in Section 8.04.

      "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (y) the Prime Lending Rate as in effect from time to time.

      "Bearer" shall mean, as to either Note, the Person in legal possession of such Note.

      "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

      "Borrowing" shall mean the incurrence pursuant to a single Facility of a Loan by the Borrower from the Bank on a given date.

      "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

      "Centre Re" shall mean Centre Reinsurance Limited, a Bermuda corporation.

      "Centre Re (Bermuda)" shall mean Centre Reinsurance (Bermuda) Limited, a Bermuda corporation.

      "Chase" shall mean The Chase Manhattan Bank, and any successor thereto by merger.

      "Closing Date" shall mean the date upon which the Loans are incurred hereunder.

      "Collateral" shall mean all of the Collateral as defined in the Security Agreement.

      "Collateral Agent" shall mean Chase acting as collateral agent for the Bank, and any successor collateral agent pursuant to Section 10.09.

      "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP or SAP.

      "Credit Documents" shall mean this Agreement, the Notes, the Security Agreement, the Put Agreement, the Put Guaranty, the Asset Transfer Agreement and any Assignment Agreement (a form of which is set forth as Exhibit H) delivered pursuant to Section 11.04.

      "Credit Parties" shall mean the Borrower and SNIC.

      "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

      "Effective Date" shall have the meaning provided in Section 11.09.

      "Event of Default" shall have the meaning provided in Section 8.

      "Expiration Date" shall mean November 30, 1996.

      "Facility" shall mean either of the two facilities established under this Agreement, I.E., the A Loan Facility and the B Loan Facility.

      "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal

Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Chase from three Federal Funds brokers of recognized standing selected by the Agent.

      "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 2.01.

      "GAAP" shall mean generally accepted accounting principles consistently applied in the United States of America.

      "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

      "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

      "Loan" shall mean each and every loan made by the Bank hereunder, including the A Loan or the B Loan.

      "Material Adverse Effect" shall mean a material adverse effect on (x) the business operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (y) the transactions contemplated herein or in any other Credit Document or (z) the rights or remedies of the Bank or the Collateral Agent hereunder or under any other Credit Document or on the ability of the Borrower to perform its obligations to the Bank hereunder or under any other Credit Document.

      "Material Subsidiary" shall mean, at any time, each Subsidiary of the Borrower the aggregate fair market value of whose assets is at least 20% of the fair market value of the assets of the Borrower and its Subsidiaries taken as a whole at such time; PROVIDED that whether or not the foregoing test is satisfied, SNIC shall constitute a Material Subsidiary of the Borrower at all times and for all purposes.

      "Margin Stock" shall have the meaning provided in Regulation U.

      "NAIC" shall mean the National Association of Insurance Commissioners or any successor organization thereto.

      "Notes" shall mean the A Note and the B Note.

      "Notice of Borrowing" shall have the meaning provided in Section 1.02.

      "Notice Office" shall mean such office of the Bank as the Bank may designate to the Borrower from time to time.

      "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Bank or the Collateral Agent pursuant to the terms of this Agreement or any other Credit Document.

      "Payment Office" shall mean, as to any Bearer, such office of such Bearer as such Bearer may designate to the Borrower from time to time; provided, that in no event shall any Payment Office be within the United States of America or any of its possessions.

      "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

      "Prime Lending Rate" shall mean the rate which Chase announces from time to time as its prime commercial lending rate, the Prime Lending Rate to change when and as such prime commercial lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Chase may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

      "Put Agreement" shall have the meaning provided in Section 4.09.

      "Put Guaranty" shall have the meaning provided in Section 4.09.

      "Reinsurance Agreement" shall mean the Aggregate Excess of Loss Cover dated as of August 30, 1991 between

Centre Re and the Borrower, as amended on or prior to the Closing Date but without giving effect to any further amendment, waiver or other modification thereof unless consented to in writing by the Bank.

      "Reinsurance Receivables" shall mean all amounts owing by Centre Re under the Reinsurance Agreement.

      "Repayment Date" shall mean each A Loan Repayment Date and B Loan Repayment Date.

      "SAP" shall mean, with respect to SNIC, the accounting procedures and practices prescribed or permitted by the Insurance Department of the State of California.

      "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

      "Security Agreement" shall have the meaning provided in Section 4.08.

      "SNIC" shall mean Superior National Insurance Company, a California corporation.

      "Subordinated Loan Agreement" shall mean the Loan Agreement, dated as of June 30, 1994, between the Borrower and Superior National Capital, L.P., as amended, modified or supplemented from time to time.

      "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity or voting interest at the time and (iii) SNIC. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

      "Total Commitment" shall mean the sum of the A Loan Commitment and the B Loan Commitments of the Bank.

      "Triggering Event" shall have the meaning provided in the Put
Agreement.

      "UCC" shall mean the Uniform Commercial Code.

      "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, is owned directly or indirectly by such Person.

      "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

      SECTION 10.    THE COLLATERAL AGENT.

      10.01 APPOINTMENT. The Bank hereby irrevocably designates and appoints Chase as Collateral Agent of the Bank to act as specified herein and in the other Credit Documents, and the Bank hereby irrevocably authorizes Chase as the Collateral Agent for such Bank to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Collateral Agent agrees to act as such upon the express conditions contained in this
Section 10. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with the Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Collateral Agent. The provisions of this Section 10 are solely for the benefit of the Collateral Agent and the Bank, and the Borrower shall have no rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Collateral Agent shall act solely as the agent of the Bank and the Collateral Agent does not assume, nor shall it be deemed to have assumed, any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

      10.02 DELEGATION OF DUTIES. The Collateral Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 10.03.

      10.03 EXCULPATORY PROVISIONS. None of the Collateral Agent nor any of its officers, directors, employees, representatives, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to the Bank for any recitals, statements, representations or warranties made by the Borrower, any Subsidiary or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any Subsidiary or any of their respective officers to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to the Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any Subsidiary. The Collateral Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Collateral Agent to the Bank or by or on behalf of the Borrower to the Collateral Agent or the Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

      10.04 RELIANCE BY COLLATERAL AGENT. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take or continue to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Bank as it deems appropriate or it shall first be indemnified to its satisfaction by the Bank against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Bank, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Bank.

      10.05 NOTICE OF DEFAULT. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Collateral Agent has received notice from the Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Collateral Agent receives such a notice, the Collateral Agent shall give prompt notice thereof to the Bank. The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Bank, PROVIDED that, unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Bank.

      10.06 NON-RELIANCE ON COLLATERAL AGENT. The Bank expressly acknowledges that none of the Collateral Agent nor any of its officers, directors, employees, agents, representatives, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of the Borrower or any Subsidiary (including SNIC and its Subsidiaries), shall be deemed to constitute any representation or warranty by the Collateral Agent to the Bank. The Bank represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries (including SNIC and its Subsidiaries) and made its own decision to make its Loans hereunder and enter into this Agreement. The Bank also represents that it will, independently and without reliance upon the Collateral Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. The Collateral Agent shall not have any duty or responsibility to provide the Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any Subsidiary (including SNIC and its Subsidiaries) which may come into the possession of the Agent or any of its officers, directors, employees, agents, representatives, attorneys-in-fact or affiliates.

      10.07  INDEMNIFICATION.  The Bank agrees to indemnify the Collateral
Agent in its capacity as such from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Collateral Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Collateral Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries, PROVIDED that the Bank shall not be liable to the Collateral Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Collateral Agent. If any indemnity furnished to the Collateral Agent for any purpose shall, in the opinion of the Collateral Agent, be insufficient or become impaired, the Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.07 shall survive the payment of all Obligations.

      10.08  COLLATERAL AGENT IN ITS INDIVIDUAL CAPACITY.   The Collateral
Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its affiliates (including SNIC and its Subsidiaries) as though the Collateral Agent were not the Collateral Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Collateral Agent shall have the same rights and powers under this Agreement as the Bank and may exercise the same as though it were not the Collateral Agent and the terms "Bank" shall include the Collateral Agent in its individual capacity.

      10.09  RESIGNATION OF THE COLLATERAL AGENT; SUCCESSOR COLLATERAL
AGENT. The Collateral Agent may resign as the Collateral Agent upon 20 days' notice to the Bank. Upon the resignation of the Collateral Agent, the Bank shall appoint a successor Collateral Agent for the Bank subject to prior approval by the Borrower (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term "Collateral Agent" shall include such successor agent effective upon its appointment, and the resigning Collateral Agent's rights, powers and duties as the Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement. After the resignation of the Collateral Agent hereunder, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement.

      SECTION 11.    MISCELLANEOUS.

      11.01 PAYMENT OF EXPENSES, ETC. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Collateral Agent and the Bank in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of White &
Case); (ii) pay all reasonable out-of-pocket costs and expenses of the Collateral Agent and the Bank in connection with any amendment, waiver or consent relating to any of the Credit Documents (including, without limitation, the reasonable fees and disbursements of White & Case); (iii) pay all reasonable out-of-pocket costs and expenses of the Collateral Agent and the Bank in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Collateral Agent and for the Bank); and (iv) indemnify the Collateral Agent and the Bank, and their respective officers, directors, employees, representatives and agents (each, an "indemnified person") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (collectively, "Claims") incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any breach or default by the Borrower hereunder or under any other Credit Document, including, without limitation, the reasonable fees and disbursements of counsel (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

      11.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Bank (including, without limitation, by branches and agencies of the Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to the Bank under this Agreement or under any of the other Credit Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

      11.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to the Borrower, at the address specified opposite its signature below; if to the Bank, at its address specified on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, cabled or sent by overnight courier and shall be effective when received.

      11.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank. The Bank may at any time grant participations in any of its rights hereunder or under any of its Notes to another financial institution, which participations shall not be required to be PRO RATA among the Facilities; PROVIDED that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against the Bank in respect of such participation to be those set forth in the agreement executed by the Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if the Bank had not sold such participation.

      (b)  Notwithstanding the foregoing, on the terms set forth in this
Section 11.04(b), the Bank may assign all or a portion of its rights and obligations hereunder and under the other Credit Documents (including, without limitation, the right to receive payments of Reinsurance Receivables pursuant to Sections 1.1 and 1.2 of the Asset Transfer Agreement) to one or more commercial banks, other financial institutions or other lenders (including, without limitation, Centre Re pursuant to the Put Agreement), which assignments shall
not be required to be PRO RATA among the Facilities.   Any such assignment
(other than to Centre Re) shall require the consent of Centre Re (such consent not to be unreasonably withheld); PROVIDED that if Centre Re shall have defaulted on any of its obligations under the Put Agreement, no such consent shall be required so long as the assigning Bank gives Centre Re 15 days prior notice of any such assignment. If the Bank so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Bank shall thereafter refer to such Bank and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Bank. Each assignment pursuant to this Section 11.04(b) shall be effected by (i) the assigning Bank transferring to the assignee Bank the respective Note or

Notes and (ii) the assigning Bank and the assignee Bank executing an Assignment and Assumption Agreement substantially in the form of Exhibit H (appropriately completed). At the time of any such assignment, Annex I shall be deemed to be amended to reflect the Commitments, if any, and outstanding Loans of the respective assignee (which shall result in a direct reduction to the Commitments, if any, and outstanding Loans of the assigning Bank) and of the other Banks. Nothing in this Section 11.04 shall prevent or prohibit the Bank from pledging its Loans or Notes hereunder to a Federal Reserve Bank in support of borrowings made by the Bank from such Federal Reserve Bank.

      (c) Notwithstanding any other provisions of this Section 11.04, no transfer or assignment of the interests or obligations of the Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

      11.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Collateral Agent or the Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Collateral Agent or the Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent or the Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Collateral Agent or the Bank to any other or further action in any circumstances without notice or demand.

      11.06 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP or SAP, as the case may be, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Bank).

      (b) All computations of interest hereunder shall be made on the actual number of days elapsed over a year of 360 days.

      11.07 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby further irrevocably waives any claim that any such courts lack jurisdiction over the Borrower and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of such aforesaid courts, that any such court lacks jurisdiction over the Borrower. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices pursuant to Section 11.03, such service to become effective 30 days after such mailing. The Borrower hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any legal action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Collateral Agent or the Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

      (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      11.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Bank.

      11.09 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and the Bank shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Bank at the Bank's Notice Office. The Bank will give the Borrower prompt written notice of the occurrence of the Effective Date.

      11.10 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      11.11  AMENDMENT OR WAIVER.  Neither this Agreement nor any other
Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower, the Bank and Centre Re, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of the Collateral Agent, modify the rights, duties or obligations of the Collateral Agent. Any purported change, waiver, discharge or termination of this Agreement or any other Credit Document which is not agreed to in writing by the Borrower, the Bank and Centre Re shall have no force or effect.

      11.12 SURVIVAL. All indemnities set forth herein including, without limitation, in Section 10.07 or 11.01 shall survive the execution and delivery of this Agreement and the making of the Loans, the repayment of the Obligations and the termination of the Total Commitment.

      11.13  CONFIDENTIALITY.   The Bank shall hold all non-public
information furnished by or on behalf of the Borrower in connection with the Bank's evaluation of whether to become a Bank hereunder or obtained by the Bank pursuant to the requirements of this Agreement, which has been identified as such by the Borrower ("Confidential Information"), in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking or lending practices and in any event may make disclosure reasonably required by any bona fide actual or contemplated transferee or participant in connection with an actual or contemplated transfer of any Loans or participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process or to the Bank's attorneys or independent auditors; PROVIDED that unless specifically prohibited by applicable law or court order, the Bank shall notify the Borrower of any request or requirement by any governmental agency or representative thereof (other than any such request or requirement in connection with an examination of the financial condition of the Bank by such governmental agency) or pursuant to legal process for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED FURTHER, that in no event shall the Bank be obligated or required to return any materials furnished by the Borrower or any Subsidiary of the Borrower. The Bank agrees that it will not provide to prospective assignees, transferees or participants any of the Confidential Information unless such Person has executed an agreement containing provisions substantially identical to those contained in this Section 11.13.

      11.14 WAIVER OF JURY TRIAL. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Credit Documents or the transactions contemplated hereby or thereby.

      11.15 SUBORDINATED LOAN AGREEMENT. All Obligations shall be senior in right of payment to the Loan under and as defined in the Subordinated Loan Agreement and shall constitute "Senior Indebtedness" for all purposes of the Subordinated Loan Agreement.

      11.16 TRANSFER RESTRICTIONS. The Bank hereby represents, warrants and agrees as follows:

      (1)  Except to the extent permitted under U.S. Treasury Regulations
Section 1.163-5(c)(2)(i)(D) (the "D Rules"), (a) the Bank has not offered or sold, and during the restricted period will not offer or sell, any Note in bearer form to a person who is within the United States or its possessions or to a United States person, and (b) the Bank has not delivered and will not deliver within the United States or its possessions any Note in bearer form that is sold during the restricted period; and

      (2) The Bank represents and agrees that it has and throughout the restricted period will have in effect procedures reasonably designed to ensure that the Bank's employees or agents who are directly engaged in selling Notes in bearer form are aware that such Notes may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules.

      Terms used in this Section 11.16 have the meanings given to them by the U.S. Internal Revenue Code of 1986, as amended and the Treasury Regulations issued thereunder, including the D Rules.


               *           *          *

      IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


                               SUPERIOR NATIONAL
                                 INSURANCE GROUP, INC.


                               By /s/ J. Chris Seaman
                                 ----------------------------
                                 Title: CFO



                               THE CHASE MANHATTAN BANK,
                                 LONDON BRANCH


                               By /s/ Robert Foster
                                 ----------------------------
                                 Title: Vice President



                               THE CHASE MANHATTAN BANK,
                                 as Collateral Agent

                               By /s/ Robert Foster
                                 ----------------------------
                                 Title: Vice President

                                                                         ANNEX I



            LIST OF BANKS AND COMMITMENTS


                          A Loan              B Loan
Name of Bank              Commitment          Commitment
------------              ----------          ----------
The Chase Manhattan
  Bank, London Branch     $85,732,941         $8,458,912


Total:                    $85,732,941         $8,458,912
                          -----------         ----------
                          -----------         ----------

                                                                        ANNEX II



                    BANK ADDRESSES


BANK                      ADDRESS

The Chase Manhattan       125 London Wall
 Bank, London Branch      London, England EC2Y 5AJ
                          Attention:  Neil McVity
                          Telephone:  011-44-171-962-5812

                                                                     EXHIBIT B-1


IT IS INTENDED THAT THIS OBLIGATION WILL BE IN BEARER FORM AND AS SUCH ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN
SECTION 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.


                        A NOTE


                                                              _________, 1996


      FOR VALUE RECEIVED, SUPERIOR NATIONAL INSURANCE GROUP, INC., a
California corporation (the "Borrower"), hereby promises to make payments to the order of Bearer, in lawful money of the United States of America in immediately available funds, at the Bearer's direction (provided, however, that all payments must be payable only outside the United States of America and its possessions), on the dates and in the amounts set forth in Section 3.02(a) of the Agreement referred to below.

      This Note is the A Note referred to in the Credit Agreement, dated as of November 12, 1996, among the Borrower, The Chase Manhattan Bank, London Branch, and The Chase Manhattan Bank, as Collateral Agent (as from time to time in effect, the "Agreement") and is entitled to the benefits thereof. This Note is secured by and entitled to the benefits of the Security Agreement (as defined in the Agreement) and is entitled to the benefits of the other Credit Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment, in whole but not in part.

      In case an Event of Default (as defined in the Agreement) shall occur and be continuing, all amounts due in respect of the A Loan evidenced by this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

      The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     EXHIBIT B-1
                                                                          Page 2


      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                               SUPERIOR NATIONAL INSURANCE GROUP, INC.


                               By
                                 ---------------------------------
                                 Title:

                                                                     EXHIBIT B-2


IT IS INTENDED THAT THIS OBLIGATION WILL BE IN BEARER FORM AND AS SUCH ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN
SECTION 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.


                        B NOTE


                                                              New York, New York
                                                                 _________, 1996


      FOR VALUE RECEIVED, SUPERIOR NATIONAL INSURANCE GROUP, INC., a
California corporation (the "Borrower"), hereby promises to make payments to the order of Bearer, at the Bearer's direction (provided, however, that all payments must be payable only outside the United States of America and its possessions), on the dates and in the amounts set forth in Section 3.02(b) of the Agreement referred to below.

      This Note is the B Note referred to in the Credit Agreement, dated as of November 12, 1996, among the Borrower, The Chase Manhattan Bank, London Branch, and The Chase Manhattan Bank, as Collateral Agent (as from time to time in effect, the "Agreement") and is secured by and entitled to the benefits of the Security Agreement (as defined in the Agreement) and is entitled to the benefits of the other Credit Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment, in whole but not in part.

      In case an Event of Default (as defined in the Agreement) shall occur and be continuing, all amounts due in respect of the B Loan evidenced by this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

      The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     EXHIBIT B-2
                                                                          Page 2


      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                               SUPERIOR NATIONAL INSURANCE GROUP, INC.


                               By
                                 ---------------------------------
                                 Title:

                                                                  EXECUTION COPY





--------------------------------------------------------------------------------




                                SECURITY AGREEMENT


                                    between


                     SUPERIOR NATIONAL INSURANCE GROUP, INC.

                                      and

                           THE CHASE MANHATTAN BANK,

                             as Collateral Agent



                        Dated as of November 12, 1996




--------------------------------------------------------------------------------

                              TABLE OF CONTENTS


                                                                         PAGE


ARTICLE I  SECURITY INTERESTS............................................  2
 1.1.      Grant of Security Interests...................................  2
 1.2.      Power of Attorney.............................................  2

ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS.............  3
 2.1.      Necessary Filings.............................................  3
 2.2.      No Liens......................................................  3
 2.3.      Other Financing Statements....................................  3
 2.4.      Chief Executive Office; Records...............................  4
 2.5.      Recourse......................................................  4
 2.6.      Maintenance of Records........................................  4
 2.7.      Modification of Terms; etc....................................  5
 2.8.      Collection....................................................  5
 2.9.      Instruments...................................................  5
 2.10.     Assignor to Remain Liable Under Receivables...................  6
 2.11.     Assignor to Remain Liable Under the Contract..................  6
 2.12.     Protection of the Creditors' Security.........................  7
 2.13.     Further Actions...............................................  7
 2.14.     Financing Statements..........................................  7

ARTICLE III  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT..................8
 3.1.      Remedies; Obtaining the Collateral Upon Default...............  8
 3.2.      Remedies; Disposition of the Collateral.......................  8
 3.3.      Waiver of Claims..............................................  9
 3.4.      Application of Proceeds....................................... 10
 3.5.      Remedies Cumulative........................................... 11
 3.6.      Discontinuance of Proceedings................................. 11

ARTICLE IV INDEMNITY..................................................... 12
 4.1.      Indemnity..................................................... 12
 4.2.      Indemnity Obligations Secured by Collateral; Survival......... 13

ARTICLE V  DEFINITIONS................................................... 14

ARTICLE VI MISCELLANEOUS................................................. 16
 6.1.      Notices....................................................... 16
 6.2.      Waiver; Amendment............................................. 17
 6.3.      Obligations Absolute.......................................... 17


                                      (i)

                                                                         PAGE

 6.4.      Successors and Assigns........................................ 17
 6.5.      Headings Descriptive.......................................... 17
 6.6.      Governing Law................................................. 17
 6.7.      Assignor's Duties............................................. 17
 6.8.      Termination................................................... 18
 6.9.      Counterparts.................................................. 18


ANNEX A    Schedule of Covered Contract Rights/
             Receivables
ANNEX B    Schedule of Chief Executive Offices and other
             Record Locations


                                      (ii)

                              SECURITY AGREEMENT


      SECURITY AGREEMENT, dated as of November 12, 1996, between Superior National Insurance Group, Inc. (the "Assignor") and The Chase Manhattan Bank, as Collateral Agent (the "Collateral Agent") for the Secured Creditors (as defined below). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                            W I T N E S S E T H :


      WHEREAS, the Assignor, the Collateral Agent and The Chase Manhattan
Bank, London Branch (together with its successors and assigns thereunder, the "Bank" and together with the Collateral Agent, the "Creditors") have entered into a Credit Agreement, dated as of November 12, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement") providing for the making of Loans to the Assignor as contemplated therein;

      WHEREAS, the Assignor desires to incur the Loans under the Credit
Agreement;

      WHEREAS, it is a condition precedent to the making of Loans to the Assignor under the Credit Agreement that the Assignor shall have executed and delivered to the Collateral Agent this Agreement;

      WHEREAS, the Assignor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;


      NOW, THEREFORE, in consideration of the benefits accruing to the Assignor, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby makes the following representations and warranties to the Collateral Agent and hereby covenants and agrees with the Collateral Agent as follows:

                                   ARTICLE I

                               SECURITY INTERESTS

      1.1. GRANT OF SECURITY INTERESTS. (a) As security for the prompt and complete payment and performance when due of all of the Obligations, the Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge, hypothecate and grant to the Collateral Agent, a continuing security interest of first priority in, all of its right, title and interest in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) the Contract, together with all Contract Rights arising thereunder (to the extent representing the right to receive payments in the amounts and on the dates set forth on Annex A hereto), (ii) each and every Receivable (to the extent representing the right to receive payments in the amounts and on the dates set forth on Annex A hereto), (iii) the Collateral Account and all monies, securities and instruments deposited or required to be deposited in such Collateral Account, and (iv) all Proceeds (including, without limitation, each and every payment made under the Contract) and products of any and all of the foregoing (all of the above, collectively, the "Collateral").

      (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which the Assignor may acquire at any time during the continuation of this
Agreement.

      1.2. POWER OF ATTORNEY. The Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of the Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to the Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to its interests, which appointment as attorney is coupled with an interest.

                                  ARTICLE II

               GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

      The Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

      2.1. NECESSARY FILINGS. All filings, registrations and recordings necessary or appropriate to create, preserve and protect the priority of the security interest granted by the Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates a valid and enforceable security interest therein prior to the rights of all other Persons therein and subject to no other Liens and is entitled to all the rights, priorities and benefits afforded by California and New York law to first priority interests.

      2.2. NO LIENS. The Assignor is, and as to Collateral acquired by it from time to time after the date hereof the Assignor will be, the owner of, or has rights in, all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person, and the Assignor shall defend the Collateral to the extent of its rights therein against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

      2.3. OTHER FINANCING STATEMENTS. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral, and so long as the Total Commitment has not been terminated or any Note remains unpaid or any of the Obligations remain unpaid, the Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements and charges filed or to be filed in respect of and covering the security interests granted hereby by the Assignor.

      2.4. CHIEF EXECUTIVE OFFICE; RECORDS. The chief executive office of the Assignor is located at the address indicated on Annex B hereto. The Assignor will not move its chief executive office except to such new location as it may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing all Receivables and Contract Rights of the Assignor and the only original books of account and records of the Assignor relating thereto are, and will continue to be, kept at such chief executive office or at such new location as the Assignor may establish in accordance with the last sentence of this
Section 2.4. All Receivables and Contract Rights of the Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office location described above or such new location established in accordance with the last sentence of this Section 2.4. The Assignor shall not establish a new location for such office until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new location, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the first priority security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times in full force and effect.

      2.5. RECOURSE. This Agreement is made with full recourse to the Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on its part contained herein, in the other Credit Documents and otherwise in writing in connection herewith or therewith.

      2.6. MAINTENANCE OF RECORDS. The Assignor will keep and maintain at its own cost and expense accurate records of its Receivables, records of all payments received, all credits granted thereon, and all other dealings therewith, and the Assignor will make the same available on its premises to the Collateral Agent for inspection, at the Assignor's own cost and expense, at any and all reasonable times upon prior notice to an Authorized Officer of the Assignor. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, the Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and the Contract) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by the Assignor). Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, the Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Receivables and the Contract, as well as books, records and documents (if any) of the Assignor evidencing or pertaining to such Receivables and Contract with an appropriate reference to the fact that such Receivables and Contract have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

      2.7. MODIFICATION OF TERMS; ETC. The Assignor shall not rescind or cancel any indebtedness or other obligations evidenced by any Receivable or under the Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or the Contract, or interest therein, without the prior written consent of the Collateral Agent. The Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and Contract and will do nothing to impair the rights of the Collateral Agent in the Receivables or the Contract.

      2.8. COLLECTION. The Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from Centre Re, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of each Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract.

      2.9. INSTRUMENTS. If the Assignor owns or acquires any Instrument constituting Collateral, it will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

      2.10. ASSIGNOR TO REMAIN LIABLE UNDER RECEIVABLES. Anything herein to the contrary notwithstanding, the Assignor shall remain liable under each of the Receivables to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, if any, all in accordance with the terms of any agreement giving rise to such Receivables. The Collateral Agent shall not have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent of any payment relating to such Receivable pursuant hereto, nor shall the Collateral Agent be obligated in any manner to perform any of the obligations of the Assignor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to make any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

      2.11. ASSIGNOR TO REMAIN LIABLE UNDER THE CONTRACT. Anything herein to the contrary notwithstanding, the Assignor shall remain liable under the Contract to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, if any, all in accordance with and pursuant to the terms and provisions of the Contract. The Collateral Agent shall not have any obligation or liability under the Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent of any payment relating to such contract pursuant hereto, nor shall the Collateral Agent be obligated in any manner to perform any of the obligations of the Assignor under or pursuant to the Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under the Contract, to present or file any claim, to make any action to enforce any performance to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

      2.12. PROTECTION OF THE CREDITORS' SECURITY. The Assignor will do nothing to impair the rights of the Creditors in the Collateral. The Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of the Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to it.

      2.13. FURTHER ACTIONS. The Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, invoices, schedules, confirmatory assignments, financing statements, charge registrations, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to preserve or protect its first priority security interest in the Collateral.

      2.14. FINANCING STATEMENTS. The Assignor agrees to execute and deliver to the Collateral Agent such financing statements or similar filings, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. The Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. The Assignor hereby authorizes the Collateral Agent to file any such financing statements or similar filings without the signature of the Assignor where permitted by law.


                                  ARTICLE III

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

      3.1. REMEDIES; OBTAINING THE COLLATERAL UPON DEFAULT. The Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

      (i) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contract) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent;

      (ii) withdraw all monies, securities and instruments in the Collateral Account for application to the Obligations in accordance with
    Section 3.4 hereof; and/or

      (iii) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 3.2 hereof, or direct the Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

it being understood that the Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by the Assignor of said obligation.

      3.2. REMEDIES; DISPOSITION OF THE COLLATERAL. Any Collateral repossessed by the Collateral Agent under or pursuant to Section 3.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable.

      3.3. WAIVER OF CLAIMS. Except as otherwise provided in this Agreement, THE ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES, OF ANY STATE THEREOF OR ANY OTHER JURISDICTION, and the Assignor hereby further waives, to the extent permitted by law:

      (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

      (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

      (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against the Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Assignor.

      3.4. APPLICATION OF PROCEEDS. (a) All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

      (i) first, to the payment of all Obligations owing the Collateral Agent of the type provided in clauses (ii) and (iii) of the definition of Obligations;

      (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Creditors as provided in Section 3.4(d) hereof with each Creditor receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed; and

      (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) and following the termination of this Agreement pursuant to Section 6.8 hereof, to the Assignor or, to the extent directed by the Assignor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

      (b) For purposes of this Agreement, "Pro Rata Share" shall mean, when calculating a Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Creditor's Obligations and the denominator of which is the then outstanding amount of all Obligations.

      (c) It is understood that the Assignor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clause (a) of this Section 3.4.

      (d) All payments required to be made to the Creditors hereunder shall be made to the Agent under the Credit Agreement for the account of the Creditors.

      (e) For purposes of applying payments received in accordance with this Section 3.4, the Collateral Agent shall be entitled to rely upon the Bank for a determination (which the Bank shall agree to provide upon request of the Collateral Agent) of the outstanding Obligations owed to the Creditors. Unless it has actual knowledge (including by way of written notice from a Creditor) to the contrary, the Bank under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Obligations other than principal, interest and regularly accruing fees are owing to any Creditor.

      3.5. REMEDIES CUMULATIVE. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the other Credit Documents or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on the Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

      3.6. DISCONTINUANCE OF PROCEEDINGS. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.


                                 ARTICLE IV

                                 INDEMNITY

      4.1. INDEMNITY. (a) The Assignor agrees to indemnify, reimburse and hold the Collateral Agent and its successors, permitted assigns, employees, agents and servants (hereinafter in this Section 4.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including attorneys' fees and expenses) (for the purposes of this Section 4.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement or any other document executed in connection herewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the ownership, control, possession, or use of the Collateral, the violation of the laws of any country, state or other governmental body or unit, any tort, or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 4.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. The Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, it shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to notify promptly the Assignor of any such assertion of which such Indemnitee has knowledge.

      (b) Without limiting the application of Section 4.1(a) hereof, the Assignor agrees to pay, or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the

Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

      (c) Without limiting the application of Section 4.1(a) or (b) hereof, the Assignor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any other Credit Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Credit Document.

           (d) If and to the extent that the obligations of the Assignor under this Section 4.1 are unenforceable for any reason, the Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

      4.2. INDEMNITY OBLIGATIONS SECURED BY COLLATERAL; SURVIVAL. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Assignor contained in this Article IV shall continue in full force and effect notwithstanding the full payment of the Notes issued under the Credit Agreement and the payment of all other Obligations and notwithstanding the discharge thereof.


                               ARTICLE V

                              DEFINITIONS

      The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

      "Agreement" shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

      "Assignor" shall have the meaning provided in the first paragraph of this Agreement.

      "Bank" shall have the meaning provided in the recitals of this Agreement.

      "Collateral" shall have the meaning provided in Section 1.1(a) of this Agreement.

      "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.

      "Collateral Account" shall mean an account maintained with, and in the sole dominion and control of, the Collateral Agent.

      "Contract" shall mean, collectively, (i) the Aggregate Excess Loss
Cover between Centre Re and SNIC, dated August 30, 1991 (as amended, modified or supplemented from time to time, including pursuant to the Asset Transfer Agreement (the "Asset Transfer Agreement"), among SNIC, the Assignor, Centre Re, the Bank and the Collateral Agent, dated November 12, 1996) and (ii) the Asset Transfer Agreement (as amended, modified or supplemented from time to time).

      "Contract Rights" shall mean all rights of the Assignor under the Contract, including, without limitation, (i) any and all rights to receive and demand payments under the Contract, (ii) any and all rights to receive and compel performance under the Contract and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with the Contract.

      "Credit Agreement" shall have the meaning provided in recitals of this Agreement.

      "Creditors" shall have the meaning provided in the recitals of this Agreement.

      "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

      "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event, without limitation, include any payment default on any of the Obligations after the expiration of any applicable grace period.

      "Indemnitee" shall have the meaning provided in Section 4.1 of this Agreement.

      "Instrument" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

      "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on the Assignor's property.

      "Obligations" shall mean (i) the full and prompt payment when due
(whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities of the Assignor, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which it is a party and the due performance and compliance by the Assignor with the terms of each such Credit Document; (ii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Assignor referred to in clause (i), after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under
Section 4.1 of this Agreement.

       "Proceeds" shall have the meaning provided in the Uniform Commercial
Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or the Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

      "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by the Assignor and arising under the Contract, including without limitation all of the Assignor's rights to payment pursuant to the Contract.

      "SNIC" shall mean Superior National Insurance Company, a California corporation.

      "Termination Date" shall have the meaning provided in Section 6.8 of this Agreement.


                              ARTICLE VI

                             MISCELLANEOUS

      6.1. NOTICES. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed to the addresses listed opposite the signatures of the respective parties.

      6.2. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignor and the Collateral Agent.

      6.3. OBLIGATIONS ABSOLUTE. The obligations of the Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Credit Document; or
(c) any amendment to or modification of any Credit Document or any security for any of the Obligations; whether or not the Assignor shall have notice or knowledge of any of the foregoing.

      6.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and its successors and assigns; PROVIDED, that the Assignor may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent.

      6.5. HEADINGS DESCRIPTIVE. The headings of the several sections of this Agreement are inserted for conven-ience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      6.6. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

      6.7. ASSIGNOR'S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Assignor under or with respect to any Collateral.

      6.8. TERMINATION. After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 4.1 hereof shall survive such termination) and the Collateral Agent, at the request and expense of the Assignor, will promptly execute and deliver to the Assignor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitment has been terminated, no Note is outstanding and all other Obligations (other than any indemnities described in Section 4.1 hereof) have been paid in full.

      6.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Address:
                                    SUPERIOR NATIONAL INSURANCE
26601 Agoura Road                   GROUP, INC., as Assignor
Calabasas, California  91302

                                    By /s/ J. Chris Seaman
                                      ----------------------------
Attn: Mr. Chris Seaman                     Title: CFO



1 Chase Manhattan Plaza             THE CHASE MANHATTAN BANK,
New York, New York  10081           as Collateral Agent
Attn: Mr. Robert Foster

                                    By /s/ Robert Foster
                                      ----------------------------
                                           Title: Vice President

                                                                        ANNEX A
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT
                                                                       ---------

         SCHEDULE OF COVERED CONTRACT RIGHTS/RECEIVABLES



 PAYMENT DATE                          AMOUNT
 ------------                          ------
 July 15, 1998                      $5,297,569
 October 15, 1998                  $10,000,000
 January 15, 1999                  $10,000,000
 April 15, 1999                     $7,000,000
 July 15, 1999                      $7,000,000
 October 15, 1999                   $7,000,000
 January 15, 2000                   $7,000,000
 April 15, 2000                     $5,131,000
 July 15, 2000                      $5,131,000
 October 15, 2000                   $5,131,000
 July  15, 2004                     $7,192,113
 October 15, 2004                   $7,192,113

                                                                        ANNEX B
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT
                                                                       ---------



                SCHEDULE OF CHIEF EXECUTIVE OFFICE
                     AND OTHER RECORD LOCATIONS




CHIEF EXECUTIVE OFFICE:

26601 Agoura Road
Calabasas, California  91302



OTHER RECORD LOCATIONS:

None.

                                                                  EXECUTION COPY




                               PUT AGREEMENT


      PUT AGREEMENT, dated as of November 12, 1996, made by and between CENTRE REINSURANCE LIMITED, a corporation organized and existing under the laws of Bermuda ("Centre Re") and THE CHASE MANHATTAN BANK, LONDON BRANCH (together with its successors and assigns in its capacity as the "Bank" under and as defined in the Credit Agreement referred to below, the "Bank"). Capitalized terms used herein shall have the meanings set forth in Section 12 hereof.


                           W I T N E S S E T H :


      WHEREAS, Superior National Insurance Group, Inc. (the "Borrower"), the Bank and The Chase Manhattan Bank, as Collateral Agent, have entered into a Credit Agreement, dated as of November 12, 1996 (as modified, supplemented or amended from time to time, the "Credit Agreement"), providing for the making of Loans to the Borrower as contemplated therein;

      WHEREAS, it is a condition to the making of Loans to the Borrower under the Credit Agreement that Centre Re shall have executed and delivered this Put Agreement; and

      WHEREAS, Centre Re will obtain benefits as a result of the Loans made to the Borrower under the Credit Agreement and, in consideration of the foregoing and for other consideration, the sufficiency of which is hereby acknowledged, Centre Re desires to execute and deliver this Put Agreement in order to satisfy the condition described in the preceding paragraph;


      NOW, THEREFORE, IT IS AGREED:

      1. On the terms and subject to the conditions set forth herein, Centre Re irrevocably and unconditionally agrees, upon one Business Day's notice from the Bank that a Triggering Event has occurred, to purchase from the Bank, in whole, for the price set forth in Section 2, the total amount of all outstanding Loans under the Credit Agreement (without recourse or warranty other than that such Loans are free and clear of any Liens), whether or not any such Loan is due and payable, together with all other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document (all such Loans, interest, obligations and liabilities, collectively, the "Put Obligations"). The purchase by Centre Re of the Put Obligations will be consummated in the form of an assignment pursuant to Section 11.04(b) of the Credit Agreement. Centre Re hereby agrees to execute and deliver an Assignment and Assumption Agreement in the form of Exhibit H to the Credit Agreement to effect its purchase of the Put Obligations pursuant to this Put Agreement.

      2. The purchase price to be paid by Centre Re for the Put Obligations shall be an amount equal to the aggregate outstanding principal amount of the Loans at the time of such purchase, plus accrued but unpaid interest thereon, plus the market value of the Interest Rate Agreement (if any) entered into by the Bank in respect of the Put Obligations, if the Bank is "out-of-the-money" in respect of such Interest Rate Agreement at the time that the purchase price is to be paid (or minus the market value of any such Interest Rate Agreement if the Bank is "in-the-money" in respect of such Interest Rate Agreement at the time of such purchase), plus all other outstanding Put Obligations at such time; PROVIDED, that if at any time following the payment by Centre Re to the Bank of the amount provided above in this Section 2, the Bank shall be required to return, disgorge or otherwise forfeit any payment received from the Borrower or any of its Subsidiaries under or in connection with the Credit Agreement (as a result of any applicable preferential payment statute or otherwise), upon notice from the Bank, Centre Re will make a supplemental payment to the Bank in an amount equal to such returned, disgorged or forfeited payment. All amounts owing by Centre Re hereunder shall be paid to the Bank in accordance with
Section 3.03 of the Credit Agreement.

      3. The Bank may at any time and from time to time without the consent of, or notice to Centre Re, without incurring responsibility to Centre Re and without impairing or releasing the obligations of Centre Re hereunder, upon or without any terms or conditions and in whole or in part:

      (a) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting (it being understood and agreed that, as provided in the Credit Agreement, no Credit Document may be amended, modified or supplemented without the consent of Centre Re); and/or

      (b) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Bank regardless of what liabilities of the Borrower remain unpaid (it being understood that Reinsurance Receivables paid to the Bank pursuant to the Asset Transfer Agreement shall be applied to the Put Obligations).


      4. The obligations of Centre Re under this Put Agreement are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any action or inaction by the Bank as contemplated in Section 3 of this Put Agreement; (b) any invalidity, irregularity or unenforceability of all or part of the Put Obligations; or (c) any invalidity, irregularity, unenforceability or failure to perfect any security for any of the Put Obligations. This Put Agreement is a primary obligation of Centre Re, and Centre Re shall be obligated to purchase the Put Obligations in accordance with the terms hereof regardless of any set-off, counterclaim or defense it may have with respect to the Borrower, SNIC or any other person.

      5. In order to induce the Bank to make the Loans pursuant to the Credit Agreement, Centre Re makes the following representations, warranties and agreements:

      (a) Centre Re (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification and where the failure to do so would have a material adverse effect on the financial condition or operations of Centre Re.

      (b) Centre Re has the corporate power to execute, deliver and perform the terms and provisions of this Put Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Put Agreement. Centre Re has duly executed and delivered this Put Agreement, and this Put Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

      (c) Neither the execution, delivery or performance by Centre Re of this Put Agreement, nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Centre Re pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which Centre Re is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Centre Re.

      (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Put Agreement or (ii) the legality, validity, binding effect or enforceability of this Put Agreement.

      (e) There are no actions, suits or proceedings pending or, to the best knowledge of Centre Re, threatened with respect to this Put Agreement or the Reinsurance Agreement or the transactions contemplated hereby or thereby.

      (f) The Reinsurance Agreement remains in full force and effect and Centre Re is not in default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Reinsurance Agreement.

      (g) Centre Re is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance as would not, in the aggregate, have a material adverse effect on the ability of Centre Re to perform its obligations (including, without limitation, to purchase the Put Obligations) in accordance with the terms of this Put Agreement.

      6. All liabilities to which this Put Agreement applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Bank in exercising any right, power or privilege hereunder and no course of dealing between Centre Re and any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Bank would otherwise have. No notice to or demand on Centre Re in any case shall entitle Centre Re to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Bank to any other or further action in any circumstances without notice or demand.

      7. This Put Agreement shall be binding upon Centre Re and its successors and assigns and shall inure to the benefit of the Banks and their successors and assigns; PROVIDED, that Centre Re may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank.

      8. Neither this Put Agreement nor any provision hereof may be changed, waived, discharged or terminated except as provided in Section 11.11 of the Credit Agreement. As provided in such Section 11.11, any purported change, waiver, discharge or termination of this Put Agreement or any other Credit Document which is not agreed to in writing by the Borrower, the Bank and Centre Re shall have no force or effect.

      9. Centre Re acknowledges that an executed (or conformed) copy of the Credit Agreement has been made available to its principal executive officers and such officers are familiar with the contents thereof.

      10. All notices and other communications hereunder shall be made at the addresses, in the manner and with the effect provided in Section 11.03 of the Credit Agreement, provided that, for this purpose, the address of Centre Re shall be the one specified opposite its signature below.

      11. (a) This Put Agreement and the rights and obligations of the Bank and Centre Re hereunder shall be construed in accordance with and governed by the law of the State of New York. Any legal action or proceeding with respect to this Put Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Put Agreement, Centre Re hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Centre Re hereby further irrevocably waives any claim that any such courts lack jurisdiction over Centre Re and agrees not to plead or claim, in any legal action or proceeding with respect to this Put Agreement or any other Credit Document brought in any of such aforesaid courts, that any such court lacks jurisdiction over Centre Re. Centre Re further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Centre Re at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Centre Re hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any legal action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Centre Re in any other jurisdiction. Centre Re hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Put Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      (b) Upon default by Centre Re in the payment when due of the purchase price, the Bank may notify Centre Re that the Bank is holding the Loans for account of Centre Re, whereupon the Loans will be deemed to have been tendered and delivered to, and accepted by, Centre Re and Centre Re shall thereupon become obligated to pay, and the Bank shall be entitled to proceed against Centre Re for payment of, the purchase price. Centre Re agrees that the Bank is entitled to specific performance of Centre Re's obligation to pay the purchase price and Centre Re hereby waives, and agrees that it will not raise, any defense to such an action for specific performance of Centre Re's obligation to pay the purchase price based upon the Bank having an adequate remedy at law.

      12. The terms defined in this Section 12, whenever used and capitalized in this Put Agreement, shall, unless the context otherwise requires, have the respective meanings herein specified:

      "Asset Transfer Agreement" shall have the meaning provided in Section 9 of the Agreement.

      "Bankruptcy Event" shall mean the occurrence of any of the following:
Centre Re or Centre Re (Bermuda) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Centre Re or Centre Re (Bermuda) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a rehabilitator, receiver, custodian, conservator, liquidator, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or Centre Re or Centre Re (Bermuda) shall take any corporate action to authorize any of the actions set forth above in this definition of "Bankruptcy Event".

      "Bank" shall have the meaning set forth in the first recital of this Put Agreement.

      "Centre Re (Bermuda)" shall mean Centre Reinsurance (Bermuda) Limited, a Bermuda corporation.

      "Change in Control" shall mean the failure of Zurich Insurance Company to own, directly or indirectly, 100% of the capital stock of Centre Re (Bermuda).

      "Claims Paying Ability" of Centre Re (Bermuda) shall mean the claims paying rating assigned to Centre Re (Bermuda) by Standard & Poor's Ratings Services or any successor thereto.

      "Consolidated Shareholders' Equity" of Centre Re (Bermuda) shall mean all amounts which would be included under shareholders' equity on a consolidated balance sheet of Centre Re (Bermuda) and its Consolidated Subsidiaries at such time, determined on a consolidated basis in accordance with generally accepted accounting principles in the United States.

      "Consolidated Subsidiaries" shall mean, as to Centre Re or Centre Re (Bermuda), all Subsidiaries of Centre Re, or Centre Re (Bermuda) as the case may be, which are consolidated with such Person for financial reporting purposes in accordance with generally accepted accounting principles in the United States.

      "Credit Agreement" shall have the meaning set forth in the first recital of this Put Agreement.

      "Credit Documents" shall have the meaning set forth in Section 9 of the Credit Agreement.

      "Fundamental Business Change" shall mean the engagement (directly or indirectly) by Centre Re (Bermuda) in any business other than the business in which it is engaged on the date of this Put Agreement and businesses reasonably related thereto.

      "Liens" shall have the meaning set forth in Section 9 of the Credit Agreement.

      "Loans" shall have the meaning set forth in Section 9 of the Credit Agreement.

      "Put Agreement" shall mean this Put Agreement, as amended, supplemented or otherwise modified from time to time.

      "Put Obligations" shall have the meaning set forth in Section 1 of this Put Agreement.

      "Reinsurance Agreement" shall have the meaning set forth in Section 9 of the Credit Agreement.

      "Subsidiary" of any Person shall mean any corporation of which such Person directly or indirectly owns or controls at least a majority of the outstanding stock having general voting power, including without limitation the right, under ordinary circumstances, to vote for the election of a majority of the Board of Directors of such corporation.

      "Triggering Event" shall mean the occurrence of any of the following:

      (a) the occurrence of a Default or an Event of Default under and as defined in the Credit Agreement; or

      (b) the failure of the Reinsurance Agreement to be in full force and effect or the default by any party to such Reinsurance Agreement in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Reinsurance Agreement (including, without limitation, the failure of Centre Re to make any payment owing under the Reinsurance Agreement); or

      (c) the failure by Centre Re (Bermuda) to maintain at all times Consolidated Shareholders' Equity in an amount equal to or in excess of $700,000,000; or

      (d) the failure of Centre Re (Bermuda) to maintain its Claims Paying Ability at a level of A or higher; or

      (e)  the occurrence of a Bankruptcy Event; or

      (f)  the occurrence of a Change in Control; or

      (g)  the occurrence of a Fundamental Business Change; or

      (h) at any time on or after December 23, 1996, SNIC shall fail to have an A.M. Best rating of at least A-.

                      *   *    *

      IN WITNESS WHEREOF, Centre Re has caused this Put Agreement to be executed and delivered as of the date first above written.

ADDRESS

Cumberland House                    CENTRE REINSURANCE LIMITED
One Victoria Street
P.O. Box HM 1788
Hamilton HM HX Bermuda
                               By /s/ David Brown
                                 ----------------------------
                                 Title: President



125 London Wall                THE CHASE MANHATTAN BANK,
London, England                  LONDON BRANCH
EC2Y 5AJ


                               By /s/ Robert Foster
                                 ----------------------------
                                 Title: Vice President

Each of the undersigned hereby acknowledges and consents to the Put Agreement and hereby waives any defenses it may have relating to, or any other rights it may have to object to, the exercise by the Bank of its right to require Centre Re to purchase the Put Obligations pursuant to the Put Agreement.



SUPERIOR NATIONAL INSURANCE GROUP, INC.



By /s/ J. Chris Seaman
  ---------------------------------
  Title: CFO



SUPERIOR NATIONAL INSURANCE COMPANY



By /s/ J. Chris Seaman
  ---------------------------------
  Title: CFO

                                                                  EXECUTION COPY




                       GUARANTY


      GUARANTY, dated as of November 12, 1996, made by CENTRE REINSURANCE (BERMUDA) LIMITED, a corporation organized and existing under the laws of Bermuda (the "Guarantor"). Capitalized terms used herein shall have the meanings set forth in Section 18 hereof.


                W I T N E S S E T H :


      WHEREAS, Centre Reinsurance Limited (the "Put Party") and The Chase Manhattan Bank, London Branch (together with its successors and assigns in its capacity as the "Bank" under and as defined in the Credit Agreement referred to below, the "Bank") have entered into a Put Agreement, dated as of November 12, 1996 (as modified, supplemented or amended from time to time, the "Put Agreement"), pursuant to which the Put Party has agreed, subject to and upon the terms and conditions set forth therein, to purchase the Loans incurred by Superior National Insurance Group, Inc. (the "Borrower") pursuant to the Credit Agreement (the "Credit Agreement"), dated as of November 12, 1996, among the Borrower, the Bank and The Chase Manhattan Bank, as Collateral Agent;

      WHEREAS, the Put Party is a wholly-owned Subsidiary of the Guarantor;

      WHEREAS, it is a condition to the making of the Loans under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty; and

      WHEREAS, the Guarantor desires to execute and deliver this Guaranty in order to satisfy the condition described in the preceding paragraph;


      NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representations and warranties to the Bank and hereby covenants and agrees with the Bank as follows:

      1. The Guarantor irrevocably and unconditionally guarantees the full and prompt payment when due (whether by acceleration or otherwise) of all amounts payable under the Put Agreement and of all other obligations and liabilities of the Put Party now existing or hereafter incurred under, arising out of or in connection with the Put Agreement and the due performance and compliance with the terms of the Put Agreement by the Put Party (all such amounts, obligations and liabilities, collectively, the "Guaranteed Obligations").

      2. The Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by the Bank against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor).

      3. The Bank may at any time and from time to time without the consent of, or notice to the Guarantor, without incurring responsibility to the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

      (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

      (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

      (c) exercise or refrain from exercising any rights against the Put Party or others or otherwise act or refrain from acting;

      (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Put Party to creditors of the Put Party other than the Bank and the Guarantor;

      (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Put Party to the Bank regardless of what liabilities or liabilities of the Put Party remain unpaid;

      (f) consent to or waive any breach of, or any act, omission or default under, the Put Agreement, or otherwise amend, modify or supplement the Put Agreement or any of such other instruments or agreements; and/or

      (g) act or fail to act in any manner referred to in this Guaranty which may deprive the Guarantor of its right to subrogation against the Put Party to recover full indemnity for any payments made pursuant to this Guaranty.

      4. The obligations of the Guarantor under this Guaranty are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any action or inaction by the Bank as contemplated in Section 3 of this Guaranty; or (b) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor. This Guaranty is a primary obligation of the Guarantor.

      5. If and to the extent that the Guarantor makes any payment to the Bank or to any other Person pursuant to or in respect of this Guaranty, any claim which the Guarantor may have against the Put Party by reason thereof shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations.

      6. In order to induce the Bank to make the Loans pursuant to the Credit Agreement, the Guarantor makes the following representations, warranties and agreements:

      (a) The Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification and where the failure to do so would have a material adverse effect on the financial condition or operations of the Guarantor.

      (b) The Guarantor has the corporate power to execute, deliver and perform the terms and provisions of this Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Guaranty. The Guarantor has duly executed and delivered this Guaranty, and this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

      (c) Neither the execution, delivery or performance by the Guarantor of this Guaranty, nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which the Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Guarantor.

      (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty or (ii) the legality, validity, binding effect or enforceability of this Guaranty.

      (e) The Guarantor is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance as would not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Guarantor and its Subsidiaries taken as a whole.

      (f) The Guarantor owns, directly or indirectly, 100% of the capital stock of the Put Party.

      7. The Guarantor hereby covenants and agrees that for so long as this Guaranty is in effect the Guarantor will furnish to the Bank, with reasonable promptness, such information or documents (financial or otherwise) as the Bank may reasonably request from time to time.

      8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Bank in exercising any right, power or privilege hereunder and no course of dealing between the Guarantor, the Put Party or the Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Bank would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Bank to any other or further action in any circumstances without notice or demand.

      9. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns; PROVIDED, that the Guarantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank.

      10. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except as provided in Section 11.11 of the Credit Agreement. As provided in such Section 11.11, any purported change, waiver, discharge or termination of this Guaranty or any other Credit Document which is not agreed to in writing by the Borrower, the Bank and the Put Party shall have no force or effect.

      11. The Guarantor acknowledges that an executed (or conformed) copy of each of the Put Agreement and the Credit Agreement has been made available to its principal executive officers and such officers are familiar with the contents thereof.

      12. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the failure of the Put Party to timely honor its obligations under the Put Agreement, the Bank is hereby authorized at any time or from time to time, without presentment, demand, protest, or other notice of any kind to the Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Bank (including without limitation by branches and agencies of the Bank wherever located) to or for the credit or the account of the Guarantor against and on account of the obligations of the Guarantor to the Bank under this Guaranty, irrespective of whether or not the Bank shall have made any demand hereunder and although said obligations, or any of them, shall be contingent or unmatured.

      13. All notices and other communications hereunder shall be made at the addresses, in the manner and with the effect provided in Section 11.03 of the Credit Agreement, provided that, for this purpose, the address of the Guarantor shall be the one specified opposite its signature below.

      14. If claim is ever made upon the Bank for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Put Party), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any instrument evidencing any liability of the Put Party, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

      15. Any acknowledgment or new promise, whether by payment of any amount or otherwise and whether by the Put Party or others (including the Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of the Guarantor against the Bank shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

      16. (a) This Guaranty and the rights and obligations of the Bank and the Guarantor hereunder shall be construed in accordance with and governed by the law of the State of New York. Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Guaranty, the Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over the Guarantor and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty brought in any of such aforesaid courts, that any such court lacks jurisdiction over the Guarantor. The Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. The Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any legal action or proceeding commenced hereunder or under the Put Agreement that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction. The Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with the Guaranty brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      (b) Upon default by the Guarantor in the payment when due of the Guaranteed Obligations, the Bank may notify the Guarantor that the Bank is holding the Guaranteed Obligations for account of the Guarantor, whereupon the Guaranteed Obligations will be deemed to have been tendered and delivered to, and accepted by, the Guarantor and the Guarantor shall thereupon become obligated to pay, and the Bank shall be entitled to proceed against the Guarantor for payment of, the Guaranteed Obligations. The Guarantor agrees that the Bank is entitled to specific performance of the Guarantor's obligation to pay the Guaranteed Obligations and the Guarantor hereby waives, and agrees that it will not raise, any defense to such an action for specific performance of the Guarantor's obligation to pay the Guaranteed Obligations based upon the Bank having an adequate remedy at law.

      17. The obligation of the Guarantor to make payment in U.S. Dollars of any Guaranteed Obligations due hereunder shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than U.S. Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Bank at its Payment Office of the full amount of U.S. Dollars expressed to be payable in respect of any such Guaranteed Obligations. The obligation of the Guarantor to make payment in U.S. Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in U.S. Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of U.S. Dollars expressed to be payable in respect of any such Guaranteed Obligations, and shall not be affected by judgment being obtained for any other sums due under this Guaranty.

      18. The terms defined in this Section 18, whenever used and capitalized in this Guaranty, shall, unless the context otherwise requires, have the respective meanings herein specified:

      "Bank" shall have the meaning set forth in the first recital paragraph hereof.

      "Borrower" shall have the meaning set forth in the first recital paragraph hereof.

      "Credit Agreement" shall have the meaning set forth in the first recital paragraph hereof.

      "Effective Date" shall mean November 12, 1996.

      "Loans" shall have the meaning set forth in Section 9 of the Credit Agreement.

      "Put Agreement" shall have the meaning set forth in the first recital paragraph hereof.

      "Put Party" shall have the meaning set forth in the first recital paragraph hereof.

      "Subsidiary" shall mean any corporation of which the Guarantor directly or indirectly owns or controls at least a majority of the outstanding stock having general voting power, including without limitation the right, under ordinary circumstances, to vote for the election of a majority of the Board of Directors of such corporation.

      "U.S. Dollar" or "U.S.$" shall mean the lawful currency of the United States of America.

                      *   *   *

      IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

ADDRESS

Cumberland  House                CENTRE REINSURANCE (BERMUDA)
One Victoria Street              LIMITED
P.O. Box HM 1788
Hamilton HM HX Bermuda

                               By /s/ David Brown
                                 ---------------------------------
                                 Title: Executive Vice President



Accepted and Agreed to:

THE CHASE MANHATTAN BANK,
    LONDON BRANCH



By /s/ Robert Foster
  ----------------------------
  Title: Vice President

                                                                       EXHIBIT G


                               ASSET TRANSFER AGREEMENT

         ASSET TRANSFER AGREEMENT (hereinafter, "Agreement") is dated as of November 12, 1996 by and among SUPERIOR NATIONAL INSURANCE GROUP, INC., a California corporation; SUPERIOR NATIONAL INSURANCE COMPANY, a California corporation; CENTRE REINSURANCE LIMITED, a Bermuda corporation; and THE CHASE MANHATTAN BANK, LONDON BRANCH, the London branch of a New York banking corporation; and THE CHASE MANHATTAN BANK, as Collateral Agent under the Loan Documents referred to below (the "Collateral Agent") as follows:

                                       RECITALS

         A. Superior National Insurance Group, Inc. (hereinafter, "SNIG") is a corporation organized and existing under the laws of the State of California; has its principal place of business in the State of California; and owns all of the authorized, issued, and outstanding stock of Superior National Insurance Company.

         B. Superior National Insurance Company (hereinafter, "SNIC") is a corporation organized and existing under the laws of the State of California; has its principal place of business in the State of California; and is authorized and licensed in and by the State of California to engage in the business of insurance and reinsurance.

         C. Centre Reinsurance Limited (hereinafter, "Centre Re") is a corporation organized and existing under the laws of Bermuda; has its principal place of business in Bermuda; and is authorized and licensed in and by Bermuda to engage in the business of insurance and reinsurance.

         D. The Chase Manhattan Bank, London Branch (hereinafter "Chase"), is the London branch of a corporation organized and existing under the laws of the State of New York; has its principal place of business in London; and is authorized and licensed to engage in the business of banking.

         E. The Collateral Agent is a corporation organized and existing under the laws of the State of New York; has its principal place of business in the State of New York; and is authorized and licensed in and by the State of New York to engage in the business of banking.

         F. On or about August 30, 1991, SNIC and Centre Re entered into a reinsurance agreement known as "Aggregate Excess of Loss Cover," as amended (hereinafter, the "Reinsurance Agreement"), pursuant to which agreement SNIC ceded and Centre Re accepted reinsurance of certain policies, bonds, binders, and other contracts of insurance and reinsurance as specifically set forth in the Reinsurance Agreement, which is incorporated herein by reference and attached hereto as Exhibit A.

         G. Pursuant to the Reinsurance Agreement, Centre Re is obligated to pay reinsurance proceeds to SNIC, which are reinsurance receivables to SNIC from Centre Re, in an amount which SNIC and Centre Re agree totals, as of the date hereof, one hundred twelve million, seven hundred seventy-seven thousand, two hundred twenty-six dollars ($112,777,226) (hereinafter, "Reinsurance Receivables").

         H. Contemporaneously with this Agreement, SNIG and Chase are entering into a "Credit Agreement" (hereinafter, "Loan Agreement") and related documents, exhibits, and schedules thereto, including, without limitation, bearer promissory notes from SNIG, evidencing loans from Chase to SNIG (hereinafter collectively referenced as "Loan Documents"), incorporated herein by reference and attached hereto as Exhibit B.

         I. Contemporaneously with this Agreement, Chase will, pursuant to the Loan Documents, lend to SNIG the aggregate amount of ninety-four million, one hundred ninety-one thousand, eight hundred fifty-three dollars ($94,191,853) (hereinafter, the "Loans").

         J. Contemporaneously with this Agreement, Centre Re and Chase are entering into a "Put Agreement," incorporated herein by reference and attached hereto as Exhibit C.

         K. Pursuant to the terms and conditions of the Put Agreement, Centre Re will INTER ALIA obligate itself to purchase the Loan upon Chase's exercise of a demand to do so upon occurrence of a "Triggering Event" as defined in the Put Agreement.

         L. Pursuant to this Agreement, SNIC will sell to SNIG and SNIG will purchase from SNIC, SNIC's right to receive all one hundred twelve million, seven hundred seventy-seven thousand, two hundred twenty-six dollars ($112,777,226) of the Reinsurance Receivables (the "Sold Receivables").

         M. The purchase price for the Sold Receivables which shall be paid by SNIG to SNIC shall consist of (i) the amount of eighty-three million, seventy-four thousand, seven hundred ninety-five dollars ($83,074,795) in cash, plus (ii) SNIG's assumption of SNIC's liability to Superior Bermuda Limited ("SBL") in the amount of twenty-nine million, seven hundred two thousand, four hundred thirty-one dollars ($29,702,431), for an aggregate purchase price of one hundred twelve million, one hundred twelve million, seven hundred seventy-seven thousand, two hundred twenty-six dollars ($112,777,226) (the "Purchase Price").

         N. Contemporaneously with this Agreement, SNIG will, pursuant to the Loan Documents, assign to the Collateral Agent as security for the Loan a security interest in, INTER ALIA, eighty-three million, seventy-four thousand, seven hundred ninety-five dollars ($83,074,795) of the Sold Receivables payable on the payment dates July 15, 1998 through October 15, 2004, inclusive, pursuant to the payment schedule as set forth in Section 1.1 hereof (the "Pledged Receivables").

         O. By this Agreement, SNIG and SNIC instruct Centre Re to make all payments of all Reinsurance Receivables directly to Chase, as the Bank under the Loan Agreement.

         P. By this Agreement, it is the desire and agreement of all parties hereto that any and all payments made by Centre Re to Chase pursuant to this Agreement, in the amount(s) and to the extent actually and irrevocably paid, shall (1) be deemed to be payment in satisfaction of a like amount of the Loan and a like amount of all other obligations of Centre Re or SNIG to make payment(s) to Chase under the Loan Documents; and (2) be deemed satisfaction and discharge of a like amount of Centre Re's obligations to pay reinsurance proceeds under the Reinsurance Agreement.

         Q. All parties acknowledge that this Agreement, and the other agreements and documents described here, are or may be subject to regulatory review, approval, or disclosure, as the case may be under the relevant laws of the State of California or Bermuda, including without limitation by the California Department of Insurance.


                                      AGREEMENT

         THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, and agreeing to be bound hereby, the parties hereto hereby further agree as follows:


                 ARTICLE I.  INSTRUCTION TO PAY REINSURANCE PROCEEDS

         1.1 DIRECT PAYMENT INSTRUCTION. SNIG and SNIC, each individually and both jointly and severally, hereby irrevocably instruct Centre Re to pay any and all reinsurance proceeds, otherwise required to be paid by Centre Re as Reinsurance Receivables pursuant to the Reinsurance Agreement, directly to Chase, as the Bank under the Loan Agreement ("Direct Payment Instruction"), at such times and in such amounts as are set forth in the following schedule:

         PAYMENT SCHEDULE:

         Payment Date                       Amount
         ------------                       ------

         January 15, 1997                   $3,000,000
         April 15, 1997                      3,000,000
         July 15, 1997                       3,000,000
         October 15, 1997                    3,000,000
         January 15, 1998                    3,000,000
         April 15, 1998                     10,000,000
         July 15, 1998                       4,702,431
         July 15, 1998                       5,297,569*
         October 15, 1998                   10,000,000*
         January 15, 1999                   10,000,000*
         April 15, 1999                      7,000,000*
         July 15, 1999                       7,000,000*
         October 15, 1999                    7,000,000*
         January 15, 2000                    7,000,000*
         April 15, 2000                      5,131,000*
         July 15, 2000                       5,131,000*
         October 15, 2000                    5,131,000*
         July 15, 2004                       7,192,113*
         October 15, 2004                    7,192,113*
         --------------------              ---------------------
         TOTAL                            $112,777,226

         *  Denotes "Pledged Receivables"

         1.2. ACKNOWLEDGMENT OF INSTRUCTION. Centre Re and Chase, each individually, hereby acknowledge and accept to irrevocable payment instruction set forth in section 1.1 (relating to "Direct Payment Instruction"), and agree to comply therewith and be bound thereby.

         1.3. DISCHARGE OF PROMISSORY NOTE. Except as provided in the last sentence of this Section 1.3, to the extent and in the amount of Centre Re's payment of Reinsurance Receivables as required by this Agreement to Chase, (a) any and all amounts paid by Centre Re to Chase, at the times and in the amounts required under this Agreement, shall be deemed to satisfy a like amount of the obligations, if any, of SNIG to make payments (including principal and interest) on the Loans for all purposes as if fully paid by and received directly from SNIG; and (b) SNIG shall be released and discharged in respect of a like amount of its obligations under the Loan Documents, and a like amount of its obligations under the Loan Documents shall be deemed satisfied and extinguished. Under no circumstances shall Chase be required to return to Centre Re, SNIG, SNIC, or any other person any payment received by Chase from Centre Re under this Agreement. In the event that, notwithstanding the preceding sentence, Chase is required to return or disgorge any payment received by Chase hereunder, then to the extent and in the amount of such return or disgorgement SNIG's obligations under the Loan Documents shall be reinstated and shall not, to the extent and in the amount of such return or disgorgement, be deemed satisfied, released, discharged, or extinguished.

         1.4. DISCHARGE OF REINSURANCE AGREEMENT. To the extent and in the amount of Centre Re's payment of Reinsurance Receivables as required by this Agreement to Chase, (a) any and all amounts paid by Centre Re to Chase, including without limitation payments under the Put Agreement, shall be deemed to satisfy a like amount of its obligations of Centre Re to pay Reinsurance Receivables under the Reinsurance Agreement; and (b) Centre Re shall be released and discharged in respect of a like amount of its obligations under the Reinsurance Agreement, and a like amount of its obligations shall be deemed satisfied and extinguished, under the Reinsurance Agreement. Centre Re hereby acknowledges and confirms that as of the date hereof, the aggregate amount of Reinsurance Receivables is one hundred twelve million, seven hundred seventy-seven thousand, two hundred twenty-six dollars ($112,777,226). All payments made by Centre Re respecting Reinsurance Receivables to Chase shall reduce by the same amount any and all liabilities and obligations Centre Re may have, now or in the future, under the Reinsurance Agreement with respect to the Reinsurance Receivables.

         1.5. NO INTEREST CREATED FOR POLICYHOLDERS OR CLAIMANTS. Notwithstanding anything in this Agreement or in any other agreement or document described in this Agreement that may appear to the contrary, nothing in this Agreement creates any right, title, or interest on the part of any person who is a policyholder, bondholder, insured, named insured, additional insured, or otherwise insured or who is a claimant, loss payee, applicant for benefits, or any other type of claimant or recipient who claims or seeks insurance proceeds under any policy, binder, endorsement, or other contract of insurance issued at any time by SNIC.

         1.6. PURCHASE AND SALE OF THE SOLD RECEIVABLES. SNIC hereby sells to SNIG, and SNIG hereby purchases from SNIC, effective upon the Closing under the Loan Agreement, all of SNIC's right, title and interest in, to and under the Sold Receivables. On the Closing Date, SNIG shall pay to SNIC the Purchase Price for the Sold Receivables.

         1.7. ACKNOWLEDGMENT OF PURCHASE AND SALE. Centre Re hereby acknowledges and consents to the purchase and sale of the Sold Receivables pursuant to Section 1.6.

         1.8. ACKNOWLEDGMENT OF SECURITY INTEREST. Centre Re hereby acknowledges and consents to the grant by SNIG to the Collateral Agent of a security interest in the Pledged Receivables pursuant to the Security Agreement, which is one of the Loan Documents.

         1.9. RESTRICTION ON TRANSFER. SNIG and SNIC hereby agree not to transfer, assign, or grant any security or other interest in, any of the Reinsurance Receivables for the benefit of any person other than the Collateral Agent under the Loan Documents.

                     ARTICLE II.  REPRESENTATIONS AND WARRANTIES

         2.1. WARRANTIES TO CHASE. SNIG, SNIC, and Centre Re, each individually with respect to itself and not jointly and severally, hereby represent and warrant to Chase and to each other the following as of the date hereof:

              a. It is a corporation validly existing and in good standing under the laws of the state or nation of its incorporation, with full power to enter into and perform this Agreement.

              b. Its execution, delivery, and performance of and compliance with this Agreement do not and will not violate or conflict with (1) any provision of its articles of Incorporation or bylaws, or any amendments thereto; (2) any material terms of any mortgage, indenture, lien, lease, agreement, instrument, order, judgment, or decree to which such entity is a party or by which it is bound; or (3) to the actual knowledge of such entity, any provision of law, statute, ordinance, rule, or regulation.

              c. Upon execution, this Agreement shall constitute a legal and valid obligation of such entity enforceable against it in accordance with its terms except insofar as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally.

              d. SNIC and Centre Re, each individually, has duly authorized, executed and delivered the Reinsurance Agreement, and the Reinsurance Agreement constitutes a legal, valid, and binding obligation between them, enforceable against each in accordance with the terms of said Reinsurance Agreement, except insofar as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally.

              e. The amounts and payment dates set forth in the payment schedule set forth in section 1.1 (relating to "Direct Payment Instruction") of this Agreement represent absolute and unconditional payment obligations of Centre Re that have arisen under the Reinsurance Agreement. Such payment obligations are not subject to any setoff, adjustment, counterclaim, or defense of any kind, other than as set forth in Section 3.15 hereof.

         2.2. WARRANTIES FROM CHASE. Chase hereby represents and warrants to SNIG, SNIC, and Centre Re, as follows as of the date hereof:

              a. Chase is the London branch of a New York banking corporation which is validly existing and in good standing under the laws of the State of New York with full power to enter into and perform this Agreement.

              b. Chase's execution, delivery, and performance of and compliance with this Agreement does not and will not violate or conflict with (1) any provision of its articles of incorporation or bylaws, or any amendments thereto; (2) any material terms of any mortgage, indenture, lien, lease, agreement, instrument, order, judgment, or decree to which such entity is a party or by which it is bound; or (3) to the actual knowledge of Chase, any provision of law, statute, ordinance, rule, or regulation.

              c. Upon execution, this Agreement shall constitute a legal and valid obligation of Chase enforceable against it in accordance with its terms except insofar as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally.


                           ARTICLE III. GENERAL PROVISIONS

         3.1. EFFECTIVE DATE. This Agreement shall take effect on the date it is executed by all parties hereto.

         3.2. NOTICES. All notices required under this Agreement (1) shall be personally delivered, sent by first-class mail with postage fully prepaid at the following addresses, sent by a national or international courier service, or sent by facsimile or telecopier transmission with confirmation to the following numbers; (2) or delivered, sent, or transmitted to such other address(es) or number(s) of a party that said party to this Agreement shall advise every other party to this Agreement in accordance with the preceding clause (1):

              a. If to SNIG, to the attention of J. Chris Seaman, C.P.A., Senior Vice President and Chief Financial Officer, as follows:

         Superior National Insurance Group, Inc.
         26601 Agoura Road
         Calabasas, California  91302
         United States of America
         Facsimile transmission number:  (818) 880-8615
         Telephone number:  (818) 880-1600

    With a copy to the attention of Joseph K. Hegedus, Esq. as follows:

         Lewis, D'Amato, Brisbois & Bisgaard LLP
         221 North Figueroa Street, Suite 1200
         Los Angeles, California  90012
         United States of America
         Facsimile transmission number:  (213) 250-7900
         Telephone number:  (213) 250-1800

              b. If to SNIC, to the attention of J. Chris Seaman, C.P.A., Senior Vice President and Chief Financial Officer, with a copy to Joseph K. Hegedus, Esq., at the addresses and facsimile transmission numbers set forth in subsection a of this section.

              c. If to Centre Re, to the attention of Mr. David Brown, President, as follows:

         Centre Reinsurance (Bermuda) Limited
         Cumberland House
         One Victoria Street
         PO HM 1788
         Hamilton HM HX
         Bermuda
         Facsimile transmission number:  (441) 295-3705
         Telephone number:  (441) 295-8501

    With a copy to the attention of Rolf Staub, Esq., General Counsel of Reinsurance, as follows:

         ZC Resource Ltd.
         One Chase Manhattan Plaza, 35th Floor
         New York, New York  10005
         United States of America
         Facsimile transmission number:  (212) 509-2228
         Telephone number:  (212) 898-5347

              d. If to Chase, to the attention, of Mr. Neil McVity, as follows:

         The Chase Manhattan Bank, London Branch
         125 London Wall
         London, England
         EC2Y 5AJ
         Telephone number:  011 44 171 962-5812

    With a copy to the attention of David N. Koschik, Esq., as follows:

         White & Case
         1155 Avenue of the Americas
         New York, New York  10036-2787
         Facsimile transmission number:  (212) 354-8113
         Telephone number:  (212) 819-8241

              e. If to the Collateral Agent, to the attention of Mr. Robert Foster, Vice President, as follows:

         The Chase Manhattan Bank
         One Chase Manhattan Plaza, 4th Floor
         New York, New York  10081
         Unites States of America
         Facsimile transmission number:  (212) 552-1999
         Telephone number:  (212) 552-5512

    With a copy to the attention of David N. Koschik, Esq., as follows:

         White & Case
         1155 Avenue of the Americas
         New York, New York  10036-2787
         Facsimile transmission number:  (212) 354-8113
         Telephone number:  (212) 819-8241

         3.3 COUNTERPARTS. This Agreement, and any amendment, waiver, consent, or supplement hereto, may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         3.4. WARRANTY OF SIGNATORIES. Each signatory of this Agreement warrants that he or she is (1) an officer of the party on whose behalf he or she is signing this Agreement; (2) is legally competent and authorized to execute this Agreement on behalf of the party whose name is subscribed at or above the signatory's signature; and (3) has obtained all necessary corporate approval from the party on whose behalf he or she is signing this Agreement.

         3.5. REPRESENTATION BY ATTORNEYS. Each party hereby acknowledges that it has been fully, adequately, and competently represented by an attorney or attorneys of that party's choice in connection with this Agreement.

         3.6. TERMINATION OR AMENDMENT OF AGREEMENTS. Except as otherwise provided in Section 3.8 hereof, this Agreement may be terminated, amended, modified, or otherwise changed only by an agreement in writing expressly referring to this Agreement and executed by the all parties hereto, and in no other manner; and no waiver of any provision of this

Agreement, estoppel of any party, custom or usage, or course of conduct shall be deemed to be an amendment, modification, or other change to this Agreement. The Loan Documents, and the Put Agreement, may not be amended without the written consent of Centre Re.

         3.7. WAIVER OF BREACH. In the event of any breach or claimed breach by any party to this Agreement, the non-breaching party's or parties' failure to enforce such breach shall not be deemed a waiver thereof (subject to governing statutes of limitations and the doctrine of laches), and the non-breaching party's or parties' waiver of any breach of any provision of this Agreement by a breaching party shall not be deemed to be a waiver of any other provision of this Agreement or waiver of any other breach of the same provision. No waiver of any provision of this Agreement shall be enforceable unless it is in a writing signed by the party to be charged.

         3.8. TERMINATION. This Agreement shall remain in effect until the obligations set forth in the Loan Documents have been irrevocably paid in full.

         3.9. GOVERNING LAW, CONSENT TO JURISDICTION, AND CHOICE OF FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of California, whether or not the laws governing choice of law of the State of California or any other jurisdiction would apply the substantive law of California; and any action brought to enforce or construe any provision of this Agreement shall be brought in a court having jurisdiction over the subject matter of the action and located within the County of Los Angeles, State of California. Each party to this Agreement hereby consents to personal jurisdiction over that party by the courts of general trial jurisdiction within the State of California and the County of Los Angeles.

         3.10. SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable, then each such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed by disregarding the invalid, illegal, or unenforceable provision or provisions.

         3.11. INUREMENT: ASSIGNMENT. Subject to the restrictions on assignment and delegation set forth herein, all of the provisions of this Agreement shall be binding upon and inure to the benefit of each party hereto and to that party's conservator, Liquidator, receiver, rehabilitator, successor, trustee, and other similar representative, and permitted assigns and delegates. No party hereto may assign any right or delegate any duty hereunder to any other person or entity whatsoever, without the express prior written consent of all other parties hereto, which consent may be given or withheld in each party's sole and absolute discretion, and any purported assignment or delegation not in full compliance herewith shall be null and void AB INITIO and of no force or effect whatsoever: PROVIDED, HOWEVER, that in the event of any assignment of the Loan by Chase in accordance with the Loan Documents (including without limitation, as a result of the exercise of the right by Chase to cause Centre Re to purchase the Put Obligations pursuant to the Put Agreement in accordance with the provisions thereof), the rights and obligations of Chase hereunder may be assigned and delegated to the respective assignee (including, without limitation Centre Re) without the necessity of any such consent.

         3.12. CONSTRUCTION OF AGREEMENT. The recitals and first paragraph of this Agreement are material parts hereof. As the context requires, the singular shall be deemed to include the plural and VICE VERSA, and use of the masculine, feminine, or neuter gender shall be deemed to include each other gender, as the context requires. The titles to and numbers of articles, sections, and subsections of this Agreement are for reference only and do not constitute parts of this Agreement. In the event of conflict, the verbal description of any article, section, or subsection shall control over the number of that provision.

         3.13. MERGER. Except for those Agreements and other documents expressly referenced or described in this Agreement, including the recitals herein, this Agreement constitutes the entire and exclusive agreement between the parties hereto on the matters set forth herein, and any and all prior or contemporaneous agreements, undertakings, promises, representations, warranties, and covenants, whether written or oral and whether express, implied, or apparent, are hereby deemed to be merged into and made a part of this Agreement.

         3.14.  INDEMNIFICATION.  SNIC and SNIG, on the one hand, and Centre
Re, on the other hand (each, an "Indemnifying Party"), hereby agree to indemnify and hold one another, and their respective directors, officers, employees and agents (each, an "Indemnitee" and collectively an "Indemnitee Group") from and against any and all damages, claims, losses, liabilities, costs or expenses (including, without limitation, reasonable attorneys' fees) (collectively, "Claims") whatsoever which any Indemnitee may incur (or which may be claimed against any Indemnitee by any person whatsoever) by reason of or in connection with any breach by the Indemnifying Party of any representation, warranty, covenant, term or condition, or the occurrence of any default by such Indemnifying Party, under this Agreement, and any Loan Document to which such Indemnifying Party is or hereafter becomes a party, including, without limitation, all reasonable fees and expenses resulting from the settlement of or defense of any claims or liabilities arising as a result of any such breach or default: PROVIDED, HOWEVER, that an Indemnifying Party shall not be required to indemnify any Indemnitee for any Claim to the extent that such Claim shall have been caused by the willful misconduct or gross negligence of such Indemnitee or any member of the Indemnitee Group. In the event of the occurrence of any Claim to which this Indemnity shall apply, the Indemnitee shall promptly notify the Indemnifying Party of such Claim and may direct the Indemnifying Party to assume the defense of such Claim and to pay all reasonable expenses incurred in connection therewith, and if the Indemnifying Party shall fail or refuse to assume such defense, then such Indemnitee may assume the defense of such Claim, the reasonable costs of which shall be paid by the Indemnifying Party.

         3.15. RIGHT OF SETOFF. At any time and from time to time after the exercise by Chase of the put option and the purchase of the Loans by Centre Re pursuant to the Put Agreement, in addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any of such rights, Centre Re is hereby authorized, and SNIC and SNIG hereby agree that Centre Re shall have the right, without presentment, demand, protest or other notice of any kind to SNIC or SNIG, any such notice being hereby expressly waived, to the fullest extent permitted by law, to set off and appropriate and apply: (x) any amounts owed by Centre Re at such time with respect to the Reinsurance Receivables (as defined herein), irrespective of whether or not SNIG or SNIC shall have made demand with respect thereto and although said obligations with respect to the Reinsurance Receivables shall be contingent or unmatured: AGAINST (y) any "Obligations," as defined in the Loan Agreement, owed at any time, and from time to time, by SNIC or SNIG, directly or indirectly, to Centre Re, irrespective of whether or not Centre Re shall have made any demand hereunder or thereunder, and although said Obligations shall be contingent or unmatured. To the extent and in the amount that Centre Re exercises this right of setoff, the Obligations referred to in clause (y) shall be deemed paid and satisfied.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Transfer Agreement as of the date first written hereinabove.

SUPERIOR NATIONAL INSURANCE  CENTRE REINSURANCE LIMITED
GROUP, INC.



By /s/ J. Chris Seaman             By /s/ David Brown
  ---------------------------         -------------------------
    J. CHRIS SEAMAN                    DAVID BROWN
    Senior Vice President and          President
    Chief Financial Officer


SUPERIOR NATIONAL INSURANCE        THE CHASE MANHATTAN BANK,
COMPANY                            LONDON BRANCH



By /s/ J. Chris Seaman             By /s/ Robert Foster
  ---------------------------         -------------------------
    J. CHRIS SEAMAN                    ROBERT FOSTER
    Senior Vice President and          Vice President
    Chief Financial Officer


THE CHASE MANHATTAN BANK,
    as Collateral Agent


By /s/ Robert Foster
  -------------------------
    ROBERT FOSTER
    Vice President

                                                                       EXHIBIT H


             FORM OF ASSIGNMENT AGREEMENT


      ASSIGNMENT AGREEMENT (the "Assignment Agreement") dated as of
____________ __, 19__ between ________________ ("Assignor") and ________________
("Assignee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                W I T N E S S E T H :


      WHEREAS, Assignor is a party to a Credit Agreement, dated as of November 12, 1996 (as amended to the date hereof, the "Credit Agreement"), among Superior National Insurance Group, Inc. (the "Borrower"), the Assignor and The Chase Manhattan Bank, as Collateral Agent;

      WHEREAS, Assignor has outstanding A Loans under the Credit Agreement of $________ and outstanding B Loans under the Credit Agreement of $________;

      WHEREAS, Assignor and Assignee wish Assignor to assign to Assignee its rights under the Credit Agreement with respect to a portion of its outstanding Loans; and

      WHEREAS, Assignor and Assignee wish Assignee to assume the obligations of Assignor under the Credit Agreement to the extent of the rights so assigned;


      NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

      1. ASSIGNMENT. Assignor hereby assigns to Assignee, without recourse, or representation or warranty (other than expressly provided herein) and subject to Section 4(b) hereof, [x] [that principal amount listed on Annex 1 hereto as the "Amount of Assigned A Loans" of the outstanding A Loans held by Assignor] [and (y)] [that amount listed on Annex 1 hereto as the "Amount of Assigned B Loans" of the outstanding B Loans held by Assignor] (collectively, the "Assigned Loans"), together with all of Assignor's rights, title and interest arising under the Credit Agreement with

                                                                       EXHIBIT H
                                                                          Page 2


respect to the Assigned Loans and under the other Credit Documents (including, without limitation, the right to receive payments of Reinsurance Receivables pursuant to Sections 1.1 and 1.2 of the Asset Transfer Agreement).

      2. ASSUMPTION. Assignee hereby assumes from Assignor all of Assignor's obligations arising under the Credit Agreement relating to the Assigned Loans. It is the intent of the parties hereto that Assignor shall be released from all of its obligations under the Credit Agreement relating to the Assigned Loans pursuant to Section 11.04(b) of the Credit Agreement.

      3. ASSIGNMENTS; PARTICIPATIONS. Assignee may assign all or any part of the rights granted to it hereunder, PROVIDED, that such assignment complies with the provisions of Sections 11.04(b) and 11.04(c) of the Credit Agreement. Assignee may sell or grant participations in all or any part of the rights granted to it hereunder in accordance with the provisions of Sections 11.04(a) and 11.04(c) of the Credit Agreement.

      4. PAYMENT OF INTEREST TO ASSIGNEE. (a) Interest is payable by the Borrower in respect of the Assigned Loans at the rates, and at the times set forth in Sections 1.05 and 3.02 of the Credit Agreement, which interest, to the extent payable after the Assignment Effective Date (as defined below), will be payable for the account of the Assignee.

      (b) Notwithstanding anything to the contrary contained in this Assignment Agreement, if and when Assignor receives or collects, in either case after the Assignment Effective Date, any payment of interest on any of the Assigned Loans which in any such case, is required to be paid to Assignee pursuant to clause (a) above, Assignor shall distribute to Assignee such payment.

      (c) Notwithstanding anything to the contrary contained in this Assignment Agreement, if and when Assignee receives or collects any payment of interest on any Assigned Loan which, in any such case, is required to be paid to Assignor pursuant to clause (a) above, Assignee shall distribute to Assignor such payment.

                                                                       EXHIBIT H
                                                                          Page 3


      5. PAYMENTS ON ASSIGNMENT EFFECTIVE DATE. In consideration of the assignment by Assignor to Assignee of the Assigned Loans as set forth above, Assignee agrees to pay to Assignor on or prior to the Assignment Effective Date an amount specified by Assignor in writing on or prior to the Assignment Effective Date which represents the [amount specified in the Put Agreement] principal amount of the Assigned Loans outstanding on the Assignment Effective Date [plus interest accrued thereon as of the Assignment Effective Date].(1)

      6. EFFECTIVENESS. This Assignment Agreement shall become effective on the date (the "Assignment Effective Date") on which (i) Assignor and Assignee shall have signed a copy hereof (whether the same or different copies) and, in the case of Assignee, shall have delivered same to Assignor and (ii) Assignee shall have paid to Assignor the amount set forth in Section 5(a).

      7. AMENDMENT OF CREDIT AGREEMENT. In accordance with the requirements of Section 11.04(b) of the Credit Agreement, on the Assignment Effective Date the Credit Agreement shall be amended by deeming the signature of Assignee herein as a signature to the Credit Agreement. For purposes of Section 11.04(b) of the Credit Agreement, the Assignee shall be deemed a "Bank" for all purposes under the Credit Agreement, and shall be subject to and shall benefit from all of the rights and obligations of a Bank under the Credit Agreement and the address of the Assignee for notice purposes shall be as set forth opposite its signature below.

      8. REPRESENTATIONS AND WARRANTIES. Each of the Assignor and the Assignee represents and warrants to the other party as follows:

      (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment Agreement;

---------------
(1)  Include bracketed language if appropriate.

                                                                       EXHIBIT H
                                                                          Page 4


      (b) the making and performance by it of this Assignment Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it;

      (c) this Assignment Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and

      (d) all consents, licenses, approvals, authorizations, exemptions, registrations, filings, opinions and declarations from or with any agency, department, administrative authority, statutory corporation or judicial entity necessary for the validity or enforceability of its obligations under this Assignment Agreement have been obtained, and no governmental authorizations other than any already obtained are required in connection with its execution, delivery and performance of this Assignment Agreement.

 The Assignor further represents and warrants that it is transferring the Assigned Loans to the Assignee free and clear of all Liens.

      9. EXPENSES. The Assignor and the Assignee agree that each party shall bear its own expenses in connection with the preparation and execution of this Assignment Agreement.

      10. MISCELLANEOUS. (a) Assignor shall not be responsible to Assignee for the execution (by any party other than the Assignor), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Credit Documents or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by Assignor to Assignee or by or on behalf of the Borrower or any of its Subsidiaries to Assignor or Assignee in connection with the Credit Documents and the transactions contemplated thereby. Assignor shall not be required to ascertain or inquire as to the performance

                                                                       EXHIBIT H
                                                                          Page 5


or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Default or Event of Default.

      (b) Assignee represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower in connection with the making of the Loans and the assignment of the Assigned Loans to Assignee hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Borrower. Assignor shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter and shall further have no responsibility with respect to the accuracy of, or the completeness of, any information provided to Assignee, whether by Assignor or by or on behalf of the Borrower.

      (c) THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      (d) No term or provision of this Assignment Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by both parties.

      (e) This Assignment Agreement may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

      (f) The Assignor may at any time or from time to time grant to others assignments or participations in its Loans but not in the portions thereof assigned to Assignee pursuant to this Assignment Agreement. The Assignor represents and warrants that it has not at any time prior to the Assignment Effective Date encumbered or assigned the portion of its Loans being assigned hereunder.

                                                                       EXHIBIT H
                                                                          Page 6


      (g) This Assignment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither of the parties hereto may assign or transfer any of its rights or obligations under this Assignment Agreement without the prior consent of the other party. The preceding sentence shall not limit the right of the Assignee to assign all or part of the Assigned Loans in the manner contemplated by the Credit Agreement, subject to the provisions of Section 3 hereof.

      (h) All representations and warranties made herein and indemnities provided for herein shall survive the consummation of the transaction contemplated hereby.

      (i) The Assignor shall promptly provide the Assignee with copies of the documents received in connection with the transactions contemplated by the Credit Documents and this Assignment Agreement.

      (j) Neither the entering into of this Assignment Agreement nor the transfer of the Assigned Loans pursuant hereto shall increase or reduce any of the obligations of the Borrower or SNIC set forth in the Credit Documents, except as otherwise expressly provided in [the Related Issues Agreement, dated as of November 12, 1996, among the Borrower, SNIC, Centre Re and Centre Re (Bermuda)](2) or in any other agreement to which the Borrower and/or SNIC is a party.

      IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the date first above written.

                               [NAME OF ASSIGNOR]


                               By
                                  ---------------------------
                                  Title:

                               [NAME OF ASSIGNEE]

                               By
                                  ---------------------------
                                  Title:

---------------
(2)  To be included if assignment is made to Centre Re.

                                                                  ANNEX I
                                                                     to
                                                            ASSIGNMENT AGREEMENT



1.  BORROWER:  Superior National Insurance Group, Inc.

2.  DATE OF CREDIT AGREEMENT:  as of November 12, 1996

3.  ASSIGNEE:

4.  DATE OF ASSIGNMENT AGREEMENT:  ________________, 19__

5.  AMOUNT OF ASSIGNMENT:




    a.  Assignor's outstanding A
        Loans........................            $..........

    b.  Amount of Assigned A Loans...            $..........

    c.  Assignor's outstanding B
        Loans........................            $..........

    d.  Amount of Assigned B Loans...            $..........




Accepted and Agreed:


[NAME OF ASSIGNOR]


By
   ---------------------------
   Title:


[NAME OF ASSIGNEE]


By
   ---------------------------
    Title: